UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Albertsons Companies Inc.
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Notice of Annual Meeting of Stockholders and Proxy Statement

VIRTUAL MEETING
AUGUST 3, 2023
2:30 P.M. MDT

Albertsons Companies

June 21, 2023

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Albertsons Companies, Inc. at 2:30 p.m. Mountain Daylight Time on Thursday, August 3, 2023.

During fiscal 2022, we undertook a review of strategic alternatives aimed at enhancing our growth and maximizing stockholder value. This review led to our definitive merger agreement with The Kroger Co. in October 2022. Bringing together Kroger and Albertsons Cos. will allow our neighborhood grocery stores to serve more than 85 million households with fresher food, faster. By combining two purpose-driven companies, we will be able to secure jobs, including union jobs, provide new career opportunities for our associates and build on our shared commitment to supporting local communities. While the transaction is being reviewed by regulators, we remain focused on our performance as a stand-alone public company and continue to execute our Customers for Life strategy. We are also focused on our purpose, to bring people together around the joys of food and to inspire well-being.

We are proud of the way our team continued to take care of our customers and serve our communities in fiscal 2022, while driving strong operating and financial performance. Our results for fiscal 2022 exceeded our expectations and speak to the progress we have made, with identical sales increasing by 6.9% and digital sales increasing by 28%. Total sales were $77.6 billion, net income reached $1.5 billion, or $2.27 per share, Adjusted net income was $2.0 billion, or $3.37 per share, and Adjusted EBITDA was $4.7 billion. We also returned $4.2 billion to our stockholders this fiscal year, including a special cash dividend of $6.85 per share, which was paid in January 2023.

Throughout the year, we consistently executed against our four strategic priorities:

Deepening our Digital Connection and Engagement with our Customers – We increased loyalty membership to more than 34 million customers, acquired new e-commerce customers, added to Fresh Pass enrollment, and increased Drive Up and Go service to 2,150 stores. We also focused on achieving home deliveries within two hours or less, which is now available to 80% of our households.

Differentiating our Store Experience – We enhanced merchandising with displays that allow for easy meal ingredient assembly and the addition of grab-and-go sections. We implemented AI technology for missed scans at self-checkout to make it faster and easier for our customers to complete an error free check out. We also improved in-store production systems, helping to improve the scheduling of shifts to drive a better associate experience and higher customer satisfaction, while ensuring freshness and improved in-stock conditions.

Enhancing What We Offer – We expanded our Own Brand product portfolio with 375 new items and elevated our distinctiveness in Fresh, tailoring our selection based on demographics. We also extended our Ready Meals program to over 1,100 stores, and enhanced capabilities in pricing and assortment.

Modernizing our Capabilities – We improved our supply chain through automation and began the rollout of a new enterprise warehouse management system. We have also built the Albertsons Media Collective, an easy-to-use, transparent and modern media collective platform that has transformed us into a leader in client advocacy, innovation, and measurement capability. We also modernized the network connectivity in our stores and deployed technology in produce departments to enhance freshness and reduce waste. In addition, we completed migration to the public cloud and enhanced the use of advanced data and analytic capabilities throughout the business.

Albertsons Companies	1	2023 Proxy Statement

We are embedding ESG in everything we do and continue to make progress toward our goals. These commitments include achieving our carbon emission reduction goals (approved by the Science Based Targets initiative) by 2030, achieving net zero emissions in our own operations by 2040, and zero food waste going into landfill by 2030, as well as increasing diverse representation in management and enabling the donation of 1 billion meals by 2030.

Finally, I want to recognize the approximately 290,000 associates who have made our success possible through their commitment to meeting the needs of our customers and communities.

On behalf of our board of directors, thank you for your continued support and investment in Albertsons Companies.

Sincerely,

Vivek Sankaran
Chief Executive Officer and Director

Albertsons Companies	2	2023 Proxy Statement

Notice of Annual Meeting of Stockholders

June 21, 2023

Dear Stockholders:

Notice is hereby given that the 2023 annual meeting (“Annual Meeting”) of the Company will be held virtually on August 3, 2023, at 2:30 p.m. Mountain Daylight Time, for the following purposes:

Proposals		Board Vote Recommendation
1.	Elect 10 directors to serve on our Board for a term of one year	“FOR” each director nominee
2.	Ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 24, 2024	“FOR”
3.	Hold the annual, non-binding, advisory vote on our executive compensation program	“FOR”
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof

Only stockholders of record of our Class A common stock, par value $0.01 per share (“Common Stock”) as of the close of business on June 7, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. We are making available to our stockholders the proxy statement, the form of proxy and the notice of internet availability of our proxy materials on or about June 21, 2023.

We have designed the format of our Annual Meeting to facilitate stockholder attendance and participation from any location at minimal or no cost. Stockholders are afforded the same rights and opportunities as they would at an in-person meeting, including the right to vote and ask questions through a virtual meeting platform.

See “Questions and Answers About the Annual Meeting and Voting” for information regarding how to attend the Annual Meeting and other details.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 3, 2023. THE PROXY STATEMENT AND THE 2022 FORM 10-K ARE AVAILABLE AT http://materials. proxyvote.com/

YOUR VOTE IS IMPORTANT TO US.
Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting. You can vote your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form.

By order of the board of directors,

Vivek Sankaran
Chief Executive Officer

Albertsons Companies	3	2023 Proxy Statement

1	Letter from CEO
3	Notice of Annual Meeting of Stockholders
5	Proxy Statement Summary
14	General Information

15	PROPOSAL 1: Election of Directors

15	Board Composition
15	Annual Meeting Slate
26	Corporate Governance
26	Director Process Qualifications, Expertise and Attributes
27	Board Leadership
28	Board Independence
28	Board’s Commitment to Diversity
29	Role of Board in Risk Oversight
29	Board Meetings
30	Corporate Governance Policies and Charters
30	Code of Business Conduct and Ethics
30	Board Committees
35	Compensation Committee Interlocks and Insider Participation
35	Director Compensation
37	Communications with the Board
38	Environmental, Social and Governance Disclosure
41	Certain Relationships and Related Party Transactions
41	Transactions with Cerberus

42	PROPOSAL 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

43	PROPOSAL 3: Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

44	Compensation Discussion and Analysis

45	2022 Say-on-Pay Result
45	Fiscal 2022 Financial and Operational Highlights
46	Our Executive Compensation Philosophy
47	Key NEO Compensation Decisions for Fiscal 2022
48	Executive Compensation Best Practices
48	Overview of Fiscal 2022 Executive Compensation
49	Design of Our Executive Compensation Program
58	The Process of Setting Executive Compensation
59	Compensation Risk Assessment
60	Compensation Committee Report
61	Summary Compensation Table
63	Grants of Plan Based Awards
64	Outstanding Equity Awards at Fiscal Year End
65	Option Exercises and Stock Vested
65	Nonqualified Deferred Compensation
66	Discussion of the Terms of the Employment Agreements with Our NEOs
71	CEO Pay Ratio
72	Pay Versus Performance Disclosure
75	Most Important Financial Performance Measures
76	Security Ownership of Certain Beneficial Owners and Management
77	Equity Compensation Plan Information
78	Delinquent Section 16(a) Reports
79	Questions and Answers About the Annual Meeting and Voting
84	Stockholder Proposals and Director Nominations for the 2024 Annual Meeting of Stockholders
85	Other Matters
85	Availability of Report on Form 10-K
85	Incorporation by Reference
85	Delivery of Documents to Stockholders Sharing an Address
86	Transfer Agent Information
86	Forward-Looking Statements

Albertsons Companies	4	2023 Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement and in our annual report on Form 10-K for the year ended February 25, 2023 (the “2022 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2023, for Albertsons Companies, Inc. (the “Company”, “Albertsons”, “we”, “ACI”, “our” or “us”). You should read this proxy statement and the 2022 Form 10-K before voting.

Annual Meeting of Stockholders

DATE AND TIME August 3, 2023 2:30 p.m., Mountain Daylight Time	PLACE: www.virtualshareholdermeeting.com/ACI2023	RECORD DATE: June 7, 2023

We are holding the Annual Meeting in a virtual-only format. You will not be able to attend the Annual Meeting at a physical location.

How to Vote

BY INTERNET	● Go to the website http://www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week. ● You will need the 16-digit number included on your proxy card.

BY TELEPHONE	● From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week. ● You will need the 16-digit number included on your proxy card.

BY MAIL	● Mark your selections on the proxy card. ● Date and sign your name exactly as it appears on your proxy card. ● Mail the proxy card in the enclosed postage-paid envelope provided to you.

See “Questions and Answers About the Annual Meeting and Voting” for information regarding attending the Annual Meeting.

Albertsons Companies	5	2023 Proxy Statement

Annual Meeting Agenda and Voting Roadmap

PROPOSAL 1:
Election of Directors

At our Annual Meeting, stockholders will elect 10 directors. Nominees were approved and recommended for nomination by our Governance, Compliance and ESG Committee (the “Governance Committee”) and our board of directors (the “Board”) nominated them for re-election. The directors shall hold office until our 2024 annual meeting and serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

Our Board recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL 2:
Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit and Risk Committee (the “Audit Committee”) has appointed Deloitte and Touche LLP (“Deloitte and Touche”) to serve as our independent registered public accounting firm for the fiscal year ending February 24, 2024.

Our Board recommends a vote “FOR” this proposal.

PROPOSAL 3:
Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers (the “NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), the compensation tables, narrative discussion, and related footnotes included in this proxy statement.

Our Board recommends a vote “FOR” this proposal.

In addition, we will conduct any other business that may properly come before the Annual Meeting. See “Questions and Answers About the Annual Meeting and Voting” for more information.

Albertsons Companies	6	2023 Proxy Statement

Our Director Nominees

See Proposal 1 beginning on page 15 for more information on our Board and corporate governance. The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name and Principal Occupation	Age	Director Since	Committee Membership					Relevant Skills & Experiences
			CC	AC	GC	TC	FC
Vivek Sankaran CEO of ACI	60	2019						Public Company Leadership; Financial Literacy; Risk; Food & Retail; Operations; Strategy
James Donald* Former CEO and President of ACI	69	2019						Public Company Leadership; Financial Literacy; Risk; Food & Retail; Operations; Strategy; Real Estate
Chan Galbato* CEO of Cerberus Operations and Advisory Company, LLC	60	2021						Public Company Leadership; Financial Literacy; Risk; Operations; Strategy
Sharon Allen+ Former U.S. Chairman of Deloitte LLP	71	2015						Public Company Leadership; Corporate Governance; Financial Expert; Risk; Strategy
Kim Fennebresque+ Former Senior Advisor to Cowen Group Inc.	73	2015						Public Company Leadership; Financial Expert; Risk; Operations; Strategy
Allen Gibson+ Chief Investment Officer of Centaurus Capital LP	57	2018						Financial Literacy; Risk; Corporate Governance; Strategy; Cyber and Technology
Alan Schumacher+ Former Member of the Federal Accounting Standards Advisory Board	76	2015						Public Company Leadership; Financial Expert; Corporate Governance; Strategy; Risk
Brian Kevin Turner+ Chairman of Zayo Group and former COO of Microsoft Corporation	58	2020						Public Company Leadership; Financial Literacy; Risk; Food & Retail; Operations; Strategy; Cyber and Technology
Mary Elizabeth West+ Senior Advisor with McKinsey & Company	60	2020						Public Company Leadership; Financial Literacy; Risk; Food & Retail; Corporate Governance; Operations; Strategy
Scott Wille Senior Managing Director and Head of Consumer and Retail Private Equity at Cerberus Capital Management, L.P.	42	2020						Financial Literacy; Risk; Food & Retail; Corporate Governance; Operations; Strategy

AC - Audit Committee	FC - Finance Committee	Chair

CC - Compensation Committee	GC - Governance Committee	Member

* Co-Chair of the Board	TC - Technology Committee

+ Independent Director

Albertsons Companies	7	2023 Proxy Statement

Board Snapshot

Our Board believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. Our directors collectively possess the knowledge, skills and unique perspectives needed to successfully guide our Company toward continued sustainable growth. They have distinguished professional careers and exhibit strong ethical values of honesty, character and good judgment. The following summarizes certain aspects of the Board’s current composition:

Our Board believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. Below are some of the relevant skills and experiences of our directors.

Relevant Skills & Experiences

Financial Literacy/Expertise 10 directors	Risk Management 10 directors	Public Company Leadership/ Other Public Company Board Service 8 directors

Food and Retail Industry 5 directors	Strategic Planning 10 directors	Real Estate 1 director

Operations and Marketing 7 directors	Information Technology and Cybersecurity 2 directors	Corporate Governance 5 directors

Albertsons Companies	8	2023 Proxy Statement

Board Governance Highlights

Our adoption of leading governance practices fosters our sustained business success over the long term. Our core corporate governance practices are listed in the following table.

Majority of Board independent	In full compliance with the corporate governance transition rules of the New York Stock Exchange (“NYSE”)	Separate CEO and Chair roles	Co-Chair roles promote better Board oversight and governance
Our largest stockholder has representation on our Board	Board committees with focus on risk management, ESG and cybersecurity	Annual Board and committee evaluations using a third-party facilitator	Regularly scheduled executive sessions during Board and committee meetings
Directors subject to stock ownership guidelines to align with long-term stockholder interests	No term limits or mandatory retirement age allowing directors to develop insight into the Company and its operations	Limitation on other board service	Directors regularly attend all Board and committee meetings
Annual election of all directors (unclassified Board)	Our bylaws require a “majority voting” standard in uncontested director elections	Our only class of voting shares is our Common Stock	Commitment to management development and succession planning for Board and executive leadership

Albertsons Companies	9	2023 Proxy Statement

Fiscal 2022 Business Overview

We are a leading food and drug retailer in the United States, with both a strong local presence and national scale. We are committed to making a meaningful difference, neighborhood by neighborhood, by bringing people together around the joys of food and inspiring well-being. In 2022, along with the Albertsons Companies Foundation, we contributed more than $200 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat. These efforts have helped millions of people in the areas of hunger relief, education, cancer research and treatment, social justice and programs for people with disabilities and veterans’ outreach.

Albertsons Companies	10	2023 Proxy Statement

We have achieved significantly higher total returns as compared to the (i) S&P 500 Index, (ii) the S&P 500 Retailing Index and (iii) the newly selected S&P 500 Retail Composite Index for the period from June 26, 2020 (the date our Common Stock commenced trading on the NYSE) through February 25, 2023.

Comparison of Cumulative Total Return (Since Listing)

Merger Agreement

On October 13, 2022 the Company, The Kroger Co. (“Kroger” or “Parent”) and Kettle Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). Pursuant to the Merger Agreement, (i) each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), shall be converted automatically at the Effective Time into the right to receive from Parent $34.10 per share in cash, without interest, subject to certain reductions set forth in the Merger Agreement, and (ii) each share of Series A preferred stock of the Company issued and outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into the right to receive from Parent $34.10 per share in cash on an as-converted basis, without interest, subject to certain reductions set forth in the Merger Agreement. The Company has no outstanding preferred stock as of the Record Date.

The Company has filed with the SEC a definitive information statement on Schedule 14C with respect to the approval of the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://www.albertsonscompanies.com/investors/overview/.

Albertsons Companies	11	2023 Proxy Statement

Executive Compensation Advisory Vote

Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to the Company’s NEOs as described in this proxy statement (“say-on-pay vote”), for the reasons below.

Pay for Performance

We have executed on our pay for performance philosophy

●   Added Senior Leader Scorecard as a performance metric for our annual cash bonus program

●   Revised Mr. Sankaran’s compensation design and granted annual equity awards given the approaching full vest of his 2019 equity award; increased Mr. Sankaran’s target cash bonus opportunity from 150% to 175% to continue to align his interests with the long-term interests of stockholders

●   Set a high percentage of the annual target compensation opportunity as variable – 90% for Mr. Sankaran and 84% for our other NEOs

●   Set 60% of the annual target compensation opportunity for Mr. Sankaran as performance-based and an average of 57% for our other NEOs

●   Set 60% the annual target compensation opportunity as equity-based for Mr. Sankaran and an average of 54% for the other NEOs

●   Included an earnings per share (“EPS”) modifier in the metric for our performance-based restricted stock units (“PBRSUs”) to align executives’ and stockholders’ long-term interests

●   Determined annual cash bonus payout based on pre-established financial and operational targets

●   Continued to cap annual cash bonus at 200% of target opportunity

Albertsons Companies	12	2023 Proxy Statement

Sound Program Design

We design our executive compensation program to attract, motivate, and retain high caliber talent who drive our success and industry leadership while considering individual and Company performance measured over both short-term and longer-term periods. Our Compensation Committee has adopted “best practices” for executive compensation which enables us to drive our pay-for-performance philosophy. Some of the highlights of our program design are as follows:

What We Do	What We Don’t Do

Mix short- and long-term performance measures

 Provide competitive, market-driven base salary

Balance mix of pay components

Utilize quantitative targets based on Company financial and operating performance and strategic goals for a significant portion of total compensation

Cap the amount of our annual bonus at 2x of target

Use a variety of equity incentive structures to promote performance and retention

Maintain robust stock ownership guidelines

Include a recoupment or “clawback” policy in our compensation program

Provide double-trigger arrangements in employment agreements for change in control

Restrict short sales and other speculative trading on our Common Stock

Provide automatic salary increases

Provide high levels of fixed compensation

Use metrics unrelated to our operational goals

Reward imprudent risk-taking

Guarantee bonuses

Provide executive-only retirement programs

Pay above market returns on any deferred compensation plan

Maintain defined benefit pension plans for our executive officers

Pay excessive perquisites

Provide tax gross ups

See Proposal 3 beginning on page 43 for more information on our executive compensation.

Albertsons Companies	13	2023 Proxy Statement

General Information

Solicitation of Proxies

Our Board is soliciting proxies in connection with the Annual Meeting (and any adjournment thereof) to be held virtually on August 3, 2023, at 2:30 p.m. Mountain Daylight Time. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is June 21, 2023.

Shares Outstanding and Voting Rights

As of the Record Date, 575,630,760 shares of Common Stock of the Company were outstanding. There are no outstanding shares of preferred stock. Holders of Common Stock are entitled to one vote for each share so held. Only holders of Common Stock as of the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Albertsons Companies	14	2023 Proxy Statement

PROPOSAL 1:

Election of Directors
Our Board recommends that stockholders vote “FOR” each nominee

Board Composition

Our Board is currently comprised of 10 members. All Board members are elected to serve a one-year term.

As a result of the sale or transfer of Common Stock by former significant stockholders of the Company, effective February 24, 2023, we are no longer a controlled company under applicable NYSE listing rules. The majority of the members on our Board are independent and we have a fully independent Audit Committee and a fully independent Compensation Committee.

A majority of the members on our Governance Committee are currently independent. Under the corporate governance transition rules of the NYSE, we have until February 23, 2024, to have a fully independent Governance Committee.

We are bound by certain contractual provisions under the stockholders’ agreement, dated June 25, 2020 (the “Stockholders’ Agreement”) regarding Board membership. Pursuant to the Stockholders’ Agreement, Cerberus Capital Management, L.P. (“Cerberus”), which is our largest stockholder, has the right to designate four directors to the Board. As of February 24, 2023, other than Cerberus, no other signatory to the Stockholders’ Agreement has any right to nominate a director or observer to the Board.

The nomination rights of Cerberus, based on their Common Stock ownership, are as follows:

Common Share Beneficial Ownership Percentage (Outstanding Shares)	Number of Director or Observer Designation Rights
at least 20%	4 directors
at least 10%	2 directors
at least 5%	1 director and 1 observer

Annual Meeting Slate

At our Annual Meeting, stockholders will elect 10 directors to hold office for one year, until our 2024 annual meeting of stockholders, and serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. As noted above, we are no longer a controlled company. Our largest stockholder owns less than 50% of our Common Stock and there is no ACI Control Group as such term is defined in our Amended and Restated Certificate of Incorporation. Therefore, any vacancies on the Board shall be filled by the majority of the directors currently serving on the Board. A director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualify.

Our director nominees were approved by our Governance Committee, and our Board nominated them for re-election based on the recommendation of the Governance Committee. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unavailable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one. The following biographical information is furnished as to each nominee for election as a director as of June 7, 2023.

Albertsons Companies	15	2023 Proxy Statement

Sharon Allen Former U.S. Chairman of Deloitte LLP Age: 71 Director Since: 2015
Committees:	Governance Committee (Chair); Audit Committee Independent Director

PROFESSIONAL HIGHLIGHTS

● Ms. Allen served in various leadership roles at Deloitte LLP (“Deloitte”) for nearly 40 years including serving as U.S. Chairman of Deloitte from 2003 until her retirement from that position in May 2011.

● She served as a member of the Global Board of Directors, Chair of the Global Risk Committee and U.S. Representative of the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011.

● Among her other leadership roles at Deloitte, Ms. Allen was partner and regional managing partner responsible for audit and consulting services for a number of Fortune 500 and large privately held companies.

● Ms. Allen is a Certified Public Accountant (Retired).

OTHER BOARD ENGAGEMENT

● Ms. Allen has served on the board of Bank of America Corporation, a multinational investment bank and financial services holding company, since 2012.

● Ms. Allen served on the board of First Solar, Inc., a manufacturer of solar panels and a provider of utility-scale PV power plants and supporting services, from 2013 to 2022.

SKILLS AND QUALIFICATIONS

Ms. Allen’s extensive accounting and audit experience broadens the scope of our Board’s oversight of our financial performance and reporting. Additionally, her leadership and corporate governance experience with large public companies is valuable to our Board’s governance, strategic planning, and risk management insight.

Albertsons Companies	16	2023 Proxy Statement

James Donald Former CEO and President of ACI Age: 69 Director Since: 2019
Committees:	Finance Committee (Co-Chair) Co-Chairman of the Board

PROFESSIONAL HIGHLIGHTS

● Mr. Donald served as our President and CEO from September 2018 to April 2019 and, prior to that, served as our President and Chief Operating Officer from March 2018 to September 2018.

● Before joining the Company, Mr. Donald served as CEO and Director of Extended Stay America, Inc., a large North American owner and operator of hotels, and its subsidiary, ESH Hospitality, Inc. (together with Extended Stay America, Inc., “ESH”).

● Prior to joining ESH, Mr. Donald served as President, CEO and Director of Starbucks Corporation, a multinational chain of coffeehouses and roastery reserves, President and CEO of regional food and drug retailer, Haggen Food & Pharmacy, Chairman, President and CEO of regional food and drug retailer Pathmark Stores, Inc., and in a variety of other senior and executive roles at Wal-Mart Stores, Inc., Safeway Inc. and Albertson’s, Inc.

● Mr. Donald began his grocery and retail career in 1971 with Publix Super Markets, Inc.

OTHER BOARD ENGAGEMENT

● Mr. Donald has served on the board of Nordstrom, Inc. (“Nordstrom”), a leading fashion retailer, since April 2020.

SKILLS AND QUALIFICATIONS

Mr. Donald’s depth of experience in the retail industry, his expertise across real estate and operations, his decades of leadership roles at consumer-focused companies and his intimate familiarity with the Company makes him a valuable member of our Board.

Albertsons Companies	17	2023 Proxy Statement

Kim Fennebresque Former Senior Advisor to Cowen Group Inc. Age: 73 Director Since: 2015
Committees:	Compensation Committee (Chair); Audit Committee Independent Director

PROFESSIONAL HIGHLIGHTS

● Mr. Fennebresque served as a senior advisor to Cowen Group Inc., a diversified financial services firm, from 2008 to 2020, where he also served as its Chairman, President, and CEO from 1999 to 2008.

● He has also served as head of the corporate finance and mergers and acquisitions departments at UBS, a global firm providing financial services, and general partner and co-head of investment banking at Lazard Frères & Co., a leading financial advisory and asset management firm.

● From 2010 to 2012, Mr. Fennebresque served as chairman of Dahlman Rose & Co., LLC, an investment bank.

● Mr. Fennebresque has also held various positions at First Boston Corporation, an investment bank acquired by Credit Suisse.

OTHER BOARD ENGAGEMENT

● Mr. Fennebresque has served on the boards of Ally Financial Inc., a financial services company, since May 2009 and BlueLinx Holdings Inc., a distributor of building products, since May 2013, including as its chairperson since 2016.

● Mr. Fennebresque served on the boards of Ribbon Communications Inc., a provider of network communications solutions, from October 2017 to February 2020, Delta Tucker Holdings, Inc. (the parent of DynCorp International), a provider of defense and technical services and government outsourced solutions, from May 2015 to July 2017 and Rotor Acquisition Corp., a special purpose acquisition company, from November 2020 to June 2021.

SKILLS AND QUALIFICATIONS

Mr. Fennebresque’s extensive experience as a director of several public companies and history of leadership in the financial services industry brings corporate governance expertise and a diverse viewpoint to the deliberations of our Board. In addition, Mr. Fennebresque’s deep experience in the financial services industry provides our Board valuable insight into the Company’s risk management, financial performance, and strategic plan.

Albertsons Companies	18	2023 Proxy Statement

Chan Galbato CEO of Cerberus Operations and Advisory Company, LLC Age: 60 Director Since: 2021
Committees:	Finance Committee (Co-Chair) Co-Chairman of the Board Cerberus Nominee#

PROFESSIONAL HIGHLIGHTS

● Mr. Galbato is the CEO of Cerberus Operations, the operations platform of Cerberus. He oversees the platform’s operating executives and functional experts to integrate operating expertise within Cerberus’ portfolio companies and investment strategies.

● Prior to joining Cerberus in 2009, Mr. Galbato served as President and CEO of the Controls Division of Invensys plc, a multinational engineering and information technology company headquartered in London, United Kingdom, and President of Professional Distribution and Services at The Home Depot, the largest home improvement retailer in the United States.

● Mr. Galbato also served as President and CEO of Armstrong Floor Products and prior to that, was the CEO of Choice Parts.

● He spent 14 years with General Electric, serving in several operating and finance leadership positions within their various industrial divisions as well as holding the role of President and CEO of Coregis, a GE Capital company.

OTHER BOARD ENGAGEMENT

● Mr. Galbato served on the board of Blue Bird Corporation (“Blue Bird”), the leading independent designer and manufacturer of school buses from February 2015 to April 2023.

● Mr. Galbato served on the boards of KORE Group Holdings, Inc., a pioneer in delivering IoT solutions and services, from September 2021 to February 2022 and AutoWeb, Inc., an automotive media and marketing services company, from January 2019 to May 2022.

SKILLS AND QUALIFICATIONS

Mr. Galbato’s proven track record as an executive and leader in multiple operational and strategic roles at a variety of public and private companies qualifies him to serve as the Co-Chair of the Board. In particular, Mr. Galbato provides our Board with valuable insights into the Company’s operational and organizational strategy and effectiveness.

Albertsons Companies	19	2023 Proxy Statement

Allen Gibson Chief Investment Officer of Centaurus Capital LP Age: 57 Director Since: 2018
Committees:	Governance Committee; Technology Committee (Co-Chair); Finance Committee Independent Director Cerberus Nominee

PROFESSIONAL HIGHLIGHTS

● Since April 2011, Mr. Gibson has served as the Chief Investment Officer of Centaurus Capital LP (“Centaurus”), a private investment partnership with interests in oil and gas, private equity, structured finance, and the debt capital markets.

● He has also served as the Investment Manager for the Laura and John Arnold Foundation since 2011.

● Prior to Centaurus, Mr. Gibson served as Senior Vice President in institutional asset management at Royal Bank of Canada from February 2008 to April 2011.

OTHER BOARD ENGAGEMENT

● Mr. Gibson serves on private company boards.

SKILLS AND QUALIFICATIONS

Mr. Gibson’s knowledge of capital markets enhances the ability of our Board to make prudent financial judgments and provides our Board insight into and understanding of our financial performance and plan.

Albertsons Companies	20	2023 Proxy Statement

Vivek Sankaran CEO of ACI Age: 60 Director Since: 2019
Committees:	None

PROFESSIONAL HIGHLIGHTS

● Mr. Sankaran has served as our CEO and Director since September 2021, and our CEO, President and Director since April 2019.

● Prior to joining the Company, Mr. Sankaran served since 2009 in various leadership and executive positions at PepsiCo, Inc. (“PepsiCo”), a multinational food, snack, and beverage corporation.

● From January to March 2019, he served as CEO of PepsiCo Foods North America, a business unit within PepsiCo, where he led PepsiCo’s snack and convenient foods business.

● Prior to that position, Mr. Sankaran served as President and COO of Frito-Lay North America, a subsidiary of PepsiCo, from April 2016 to December 2018, its COO from February to April 2016 and Chief Commercial Officer, North America, of PepsiCo from 2014 to February 2016, where he led PepsiCo’s cross divisional performance across its North American customers.

● Prior to joining PepsiCo in 2009, Mr. Sankaran was a partner at McKinsey and Company, where he served various Fortune 100 companies, bringing a strong focus on strategy and operations.

OTHER BOARD ENGAGEMENT

● Mr. Sankaran serves on private company boards.

SKILLS AND QUALIFICATIONS

Mr. Sankaran’s decades of experience in the food and beverage industry, as well as his management and leadership experience, provides our Board with expertise relevant to our business and our operational, financial and strategic plan.

Albertsons Companies	21	2023 Proxy Statement

Alan Schumacher Former Member of the Federal Accounting Standards Advisory Board Age: 76 Director Since: 2015
Committees:	Audit Committee (Chair); Governance Committee Independent Director

PROFESSIONAL HIGHLIGHTS

● Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer (“CFO”) from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 until 1996.

● Mr. Schumacher served as a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012.

OTHER BOARD ENGAGEMENT

● Mr. Schumacher has served on the boards of Warrior Met Coal, Inc. (“Warrior Met Coal”), a leading producer and exporter of metallurgical coal for the global steel industry, since April 2017, Evertec Inc. (“Evertec”), a leading electronic transactions and technology company in Latin America, since 2013 and Blue Bird since 2008.

● Mr. Schumacher serves on the audit committees of Warrior Met Coal, Evertec and Blue Bird. Our Board has determined that simultaneous service on more than three audit committees of public companies by Mr. Schumacher does not impair his ability to serve on our Audit Committee nor does it represent or in any way create a conflict of interest for the Company.

● Mr. Schumacher served on the board of BlueLinx Holdings Inc., a distributor of building products, from May 2004 to May 2021.

SKILLS AND QUALIFICATIONS

Mr. Schumacher’s experience as a board member of several public companies including his deep understanding of accounting principles and his experience in risk management, expands the breadth of our Board’s expertise in accounting and financial reporting oversight and risk management.

Albertsons Companies	22	2023 Proxy Statement

Brian Kevin Turner Chairman of Zayo Group and former COO of Microsoft Corporation Age: 58 Director Since: 2020
Committees:	Compensation Committee; Technology Committee (Co-Chair) Independent Director Cerberus Nominee

PROFESSIONAL HIGHLIGHTS

● Mr. Turner has served as the Chairman of Zayo Group, which is one of the largest providers of dark fiber and bandwidth to the world’s most impactful companies, since June 2020.

● He served as President and CEO of Core Scientific, an emerging leader in blockchain and artificial intelligence infrastructure, hosting and transaction processing, from July 2018 to May 2021.

● He served as Vice Chairman and Senior Advisor to our CEO from August 2017 to February 2020.

● From August 2016 to January 2017, Mr. Turner served as CEO of Citadel Securities and Vice Chairman of Citadel LLC (“Citadel”), global financial institutions.

● Prior to Citadel, Mr. Turner served as COO of Microsoft Corporation, an American multinational technology corporation, from 2005 to 2016, and as CEO and President of Sam’s Club, an American chain of membership-only retail warehouse clubs owned and operated by Walmart Inc. (“Walmart”), from 2002 to 2005.

● Between 1985 and 2002, Mr. Turner held several positions of increasing responsibility with Wal-Mart, including Executive Vice President and Global Chief Information Officer from 2001 to 2002.

OTHER BOARD ENGAGEMENT

● Mr. Turner was a member of the board of Nordstrom from 2010 to May 2020.

SKILLS AND QUALIFICATIONS

Mr. Turner’s strategic and operational leadership skills and expertise in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations provide our Board with valuable insight relevant to our business.

Albertsons Companies	23	2023 Proxy Statement

Mary Elizabeth West Senior Advisor with McKinsey & Company Age: 60 Director Since: 2020
Committees:	Compensation Committee; Governance Committee Independent Director

PROFESSIONAL HIGHLIGHTS

● Ms. West serves as a Senior Advisor with McKinsey & Company.

● Ms. West served as the Senior Vice President and Chief Growth Officer of The Hershey Company (“Hershey”), one of the largest chocolate manufacturers in the world, from May 2017 to January 2020. She drove Hershey’s growth and marketing strategies as well as communication, disruptive innovation, research and development, and mergers and acquisitions. Ms. West ignited the transformation of the company’s offerings beyond chocolate into snack categories.

● Prior to Hershey, Ms. West was at J.C. Penney Company, Inc., an American department store chain, after having served on its board from November 2005 to May 2015.

● From 2012 to 2014, Ms. West served as Executive Vice President, Chief Category and Marketing Officer of Mondelez International, Inc., the snack foods division spun off from Kraft Foods, Inc. (“Kraft Foods”) in 2012.

● Ms. West began her career at Kraft Foods and served in various capacities over the course of 21 years and was named its Chief Marketing Officer in 2007. During her tenure at Kraft Foods, Ms. West was involved with some of the food industry’s most iconic brands such as Kraft Macaroni and Cheese, Oreo, and Maxwell House coffee.

OTHER BOARD ENGAGEMENT

● Ms. West has served on the boards of Hasbro, Inc. a global play and entertainment company, since June 2016 and Lowe’s Inc., a home improvement retailer, since April 2021.

SKILLS AND QUALIFICATIONS

Ms. West’s proven track record of innovation and transformation across myriad facets of retail brings to our Board extensive food and retail industry experience. Ms. West provides our Board with expertise in marketing, brand building and strategic and operational planning for consumer-focused companies.

Albertsons Companies	24	2023 Proxy Statement

Scott Wille Senior Managing Director and Head of Consumer and Retail Private Equity at Cerberus Age: 42 Director Since: 2020
Committees:	Governance Committee; Finance Committee Cerberus Nominee#

PROFESSIONAL HIGHLIGHTS

● Mr. Wille serves as Senior Managing Director and Head of Consumer and Retail Private Equity at Cerberus, which he joined in 2006.

● Since 2016, Mr. Wille has served as a member of Cerberus’ Private Equity Investment Committee.

● Mr. Wille served as a director of the Company from January 2015 to June 2020 before returning to serve on the Board in October 2020.

● Prior to joining Cerberus, Mr. Wille was with the leveraged finance group at Deutsche Bank Securities Inc. from 2004 to 2006.

OTHER BOARD ENGAGEMENT

● Mr. Wille has served on the board of NexTier Oilfield Solutions Inc., a provider of hydraulic fracturing, wireline technologies and drilling services, since March 2011.

● Mr. Wille served on the board of Tower International, Inc., a leading manufacturer of engineered automotive structural metal components and assemblies, from September 2010 to October 2021.

SKILLS AND QUALIFICATIONS

Mr. Wille’s experience in the financial and private equity industries, and his in-depth knowledge of the Company and industry, are valuable to our Board’s understanding of the Company, its strategic plan, and its financial performance.

Albertsons Companies	25	2023 Proxy Statement

Corporate Governance

Director Qualifications, Expertise and Attributes

The Governance Committee is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting, and recommending candidates for approval by our Board, including nominees duly submitted by stockholders. Although our Board retains ultimate responsibility for approving candidates for election, the Governance Committee conducts the initial screening and evaluation. In evaluating candidates, the Governance Committee adheres to the director qualification standards outlined in our Corporate Governance Guidelines. The Board has not established any minimum qualifications that must be met by a candidate or identified any set of specific qualities or skills that it deems to be mandatory. In evaluating any nomination, the Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board. Some of the factors that are taken into consideration in evaluating the suitability of individual candidates are experience in corporate governance (such as an officer or former officer of a publicly-held company), experience as a board member of another publicly-held company, familiarity with the Company, expertise in a specific area of the Company’s operations, expertise in financial markets, education and professional background and existing commitments to other businesses, including other boards of directors. Each candidate must also possess fundamental qualities of intelligence, honesty, demonstrated character and good judgment, high ethics and standards of integrity, fairness and responsibility. The Governance Committee will also consider a candidate’s independence, as set forth in NYSE listing standards and, as applicable, the Exchange Act in evaluating the qualification of prospective directors.

In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.

The Governance Committee will consider candidates recommended by other members of the Board, management and stockholders and may also retain professional search firms to identify candidates. All candidates, including candidates recommended by stockholders, are evaluated on the basis of the same criteria described above.

We believe that each of our directors has met the qualifications set forth in the Board’s Corporate Governance Guidelines. Our Board is a highly engaged group and represent a diverse and broad range of attributes, qualifications, experiences and skills to provide an effective mix of viewpoints and knowledge.

The following matrix summarizes the core competencies of each of our director nominees. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. We believe that each of our directors meets the criteria set forth in our Corporate Governance Guidelines. As noted in the director biographies, our directors have experience, qualifications, and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

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Director
Experience	Sharon Allen	James Donald	Kim Fennebresque	Allen Gibson	Chan Galbato	Vivek Sankaran	Alan Schumacher	Brian Kevin Turner	Mary Elizabeth West	Scott Wille
Financial Literacy/Expertise	●	●	●	●	●	●	●	●	●	●
Corporate Governance	●			●			●		●	●
Risk Management	●	●	●	●	●	●	●	●	●	●
Public Company Leadership/Other Public Company Board Service	●	●	●		●	●	●	●	●
Food and Retail Industry		●				●		●	●	●
Operations and Marketing		●	●		●	●		●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Real Estate		●
Information Technology and Cybersecurity				●				●

Director Nomination Rights

Right to Designate Directors under the Stockholders’ Agreement

As discussed above, under the terms of our Stockholders’ Agreement, Cerberus has the right to designate four directors to our Board based on its level of ownership of our Common Stock. The current Cerberus nominees are Messrs. Galbato, Gibson, Turner and Wille.

Board Leadership

Separation of the Roles of Chairman of the Board and CEO

Although our Board does not have a formal policy on separation of the roles of the CEO and Chairman, our Board has decided to separate the roles of the CEO and the Chairman. Our Board has two Co-Chairs. The Co-Chairs, Messrs. Donald and Galbato, perform all duties typically performed by a board Chair including presiding over Board meetings and approving the agendas and schedules of meetings of the Board. Pursuant to our Corporate Governance Guidelines, since neither of our Board Co-Chairs are members of management, we do not have a Lead Director.

Separation of the Chairman and CEO roles allows us to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership by the CEO. Through the role of the Co-Chairs, the Board’s committees, and the regular use of executive sessions of the non-management directors, the Board can maintain independent oversight of risks to our business, our long-term strategies, annual operating plan, and other corporate activities. Our Board has determined that the current structure ensures a full and free discussion of issues that are important to our stockholders and provides an appropriate oversight over management that serves the interests of our stockholders.

Separate Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our non-management directors regularly meet in executive sessions with no members of management present. Our Board Co-Chairs chair the meetings, and in their absence, the non-management directors will select a director present at the meeting to chair the meeting.

Albertsons Companies	27	2023 Proxy Statement

Board Independence

The Board, in coordination with our Governance Committee, and with the assistance of the Company’s legal counsel, considered the applicable NYSE tests to determine the independence of its members. Based on this review, the Board affirmatively determined that Mmes. Allen and West and Messrs. Fennebresque, Gibson, Turner and Schumacher are (a) independent under the applicable rules of the NYSE and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, (b) each of Mme. Allen and Messrs. Fennebresque and Schumacher meet all applicable requirements for membership in the Audit Committee, and (c) each of Ms. Allen and Messrs. Fennebresque and Schumacher qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC, and satisfy the NYSE’s financial experience requirements.

Board’s Commitment to Diversity

While our Governance Committee does not have a written policy regarding diversity in identifying director candidates or specific goals with respect to diversity on the Board, the Governance Committee considers diversity, including gender, racial and ethnic diversity, age, skills, experience, backgrounds, and such other factors as it deems appropriate, in its search for the best candidates to serve on the Board. In selecting board members, our Board considers, in addition to the core attributes, the range of talents, experience and expertise that are needed and would complement those that are currently represented on the Board. Our current directors bring a diverse set of skills, experiences and viewpoints to the Company that are important to drive our strategy forward as the market and competitive landscape evolve.

The following presentation highlights some of the diversity metrics of our Board.

Tenure/Age/Gender/Racial

Albertsons Companies	28	2023 Proxy Statement

Role of Board in Risk Oversight

The entire Board is engaged in risk management and the oversight of Company-wide risks. To supplement the Board’s risk oversight practices, our Board assigns to its committees additional oversight duties in their respective areas of focus.

Overseeing the development and execution of the Company’s strategy by management is one of our Board’s primary responsibilities. Our Board and its committees work closely with management to provide oversight, review and counsel on long term strategy, risks and opportunities. Management benefits from the insights and perspectives of a diverse mix of directors with complementary qualifications, expertise, and attributes. Senior management and other leaders from across the Company provide at least quarterly business and strategy updates to our Board and the Board also reviews the alignment of the Company’s budget and capital plan with its strategic goals. Each committee also provides a report to the full Board at every meeting regarding the issues discussed and actions taken at the preceding committee meeting.

Significant oversight areas of the Board are provided below.

Board

Our full Board has the ultimate oversight responsibility of our risk management process.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
Oversees the quality and integrity of our financial reporting, including internal controls over financial reporting, the independent auditor, and internal audit function.	Oversees the management of risks related to our executive compensation plans and benefits and the incentives created by the compensation awards it administers.	Oversees risks associated with corporate governance, the Company’s non-financial regulatory, ethics and compliance programs and ESG practices, director selection and succession planning, Board effectiveness and independence, adherence to our corporate governance framework and other corporate governance matters.

FINANCE COMMITTEE	TECHNOLOGY COMMITTEE
Oversees management of financial risks.	Responsible for overseeing the management of our IT structure and risks associated with IT and cybersecurity.

Board Meetings

During fiscal 2022, our Board met 14 times. All current directors attended at least seventy-five percent (75%) of all Board meetings.

Pursuant to our Corporate Governance Guidelines, absent extraordinary circumstances, each director is expected to attend in person our annual meeting of stockholders. 10 directors attended our annual meeting in 2022.

Albertsons Companies	29	2023 Proxy Statement

Corporate Governance Policies and Charters

We have developed a corporate governance framework designed to ensure our Board has the authority and procedures in place to review and evaluate our business operations and to make decisions independent of management. This framework establishes the practices our Board follows with respect to, among other things, Board and committee composition and director selection, Board meeting agendas and involvement of senior management, director compensation, CEO performance evaluation, and management succession planning. The Board reviews and updates, as needed, our corporate governance framework based on, among others, the Board and committees’ annual assessments, governance best practices, and regulatory developments.

The following documents make up our corporate governance framework:

● Corporate Governance Guidelines ● Audit and Risk Committee Charter (“Audit Committee Charter”)	● Governance, Compliance and ESG Committee Charter (“Governance Committee Charter”) ● Compensation Committee Charter (“Compensation Committee Charter”)	● Finance Committee Charter (“Finance Committee Charter”) ● Technology Committee Charter (“Technology Committee Charter”)

Current copies of the above policies and guidelines are available publicly on our website at https://www.albertsonscompanies.com/investors under the “Governance” tab.

Code of Business Conduct and Ethics

We have also adopted a Code of Business Conduct and Ethics, which applies to directors, executive officers and employees. The Code of Business Conduct and Ethics sets forth our policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics for executive officers and directors that has been approved by our Board. The Code of Business Conduct and Ethics is available on our website at https://albertsonscompanies.com/investors under the “Governance” tab and is also available in print to any stockholder upon request.

Board Committees

Our Board currently has five committees – Audit Committee, Compensation Committee, Governance Committee, Technology Committee and the Finance Committee. The current composition of each of the committees is set forth below.

Board Members	Audit	Compensation	Governance	Technology	Finance
Sharon Allen*
James Donald Board Co-Chair
Kim Fennebresque*
Chan Galbato Board Co-Chair
Allen Gibson*
Vivek Sankaran
Alan Schumacher*
Brian Kevin Turner*
Mary Elizabeth West*
Scott Wille
Chairperson	Member	*	Independent Director

Albertsons Companies	30	2023 Proxy Statement

Audit Committee	Members: Alan Schumacher (Chair) Kim Fennebresque Sharon Allen	Number of Meetings Held During Fiscal 2022: 8

The Audit Committee assists our Board in its oversight responsibilities relating to the quality and integrity of our financial statements, our compliance with legal and regulatory requirements (to the extent not otherwise handled by our Governance Committee), our independent registered public accountant’s qualifications and independence and the establishment and performance of our internal audit function and the performance of the independent auditor. The Audit Committee maintains an open avenue of communication between the Board, the independent auditor and management. Our Board has affirmatively determined that each of the three members of the Audit Committee qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. Each of the Audit Committee members satisfies the standards for independence of the NYSE and the SEC as they relate to audit committees.

The Audit Committee is governed by the Audit Committee Charter which sets forth the purpose and responsibilities of this committee.

AUDIT COMMITTEE FUNCTIONS

Some of the key functions of the Audit Committee are the following:

● assisting the Board in its oversight responsibilities regarding (1) the reliability and integrity of our financial accounting policies and financial reporting processes, (2) performance of our internal audit function, (3) enterprise risk management, including major financial risk exposure, (4) adequacy and effectiveness of our systems of internal control and (5) our accounting and auditing processes generally;

● appointing, retaining, compensating, evaluating, and replacing our independent registered public accountant;

● approving audit and non-audit services to be performed by the independent registered public accountant; and

● establishing procedures for the receipt, retention, and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through the whistleblower hotline.

The Audit Committee meets on a quarterly basis with Company management and Deloitte and Touche to review and discuss, among other items, the earnings press release, the Company’s unaudited or audited financial statements related to the quarter and the year (as applicable) to be filed with the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, any changes in significant accounting policies and their impact on the Company’s financial statements, and the Company’s internal controls. The Audit Committee also meets regularly with Deloitte and Touche in executive sessions without the presence of members of management. Additionally, the Audit Committee meets quarterly with the Company’s internal audit management team to review and discuss the internal audit plan, reports, and significant matters identified by the internal audit team.

The Board has also delegated its authority to approve related party transactions to the Audit Committee. The Company’s written policy regarding approval of related party transactions provides that management must present to the Audit Committee all potential related party transactions including the related party’s interest in the transaction, nature of the transaction, material terms and the maximum dollar value of the transaction. The Audit Committee approves related party transactions based upon the determination of whether the transaction is fair and in the best interest of the Company. See “Certain Relationships and Related Party Transactions” for further details on the related party transactions during fiscal 2022.

Albertsons Companies	31	2023 Proxy Statement

Approval of Audit and Non-Audit Services

The Audit Committee reviews and pre-approves all audit and permissible non-audit and tax services performed for the Company by Deloitte and Touche.

Fees Paid to Independent Registered Public Accounting Firm

We paid the following fees (in thousands) to Deloitte and Touche and its affiliates for professional services rendered by them during the 2022 and 2021 fiscal years, respectively:

Fees	Fiscal 2022	Fiscal 2021
Audit(1)	$5,275	$5,490
Audit Related(2)	$725	$335
Tax(3)	$243	$575
Total	$6,243	$6,400

(1)	Fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Also includes audit services provided in connection with other statutory audits and regulatory filings.

(2)	Fees for services related to strategic alternatives, mergers and acquisitions due diligence, accounting consultations and employee benefit plans.

(3)	Fees related to professional services rendered in connection with tax compliance and preparation related to tax returns and tax audits, as well as for tax consulting and tax planning.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal 2022. We have discussed with Deloitte and Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte and Touche as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte and Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2022 Form 10-K for filing with the SEC.

Respectfully submitted,

Alan Schumacher (Chair)
Kim Fennebresque
Sharon Allen

Albertsons Companies	32	2023 Proxy Statement

Compensation Committee	Members: Kim Fennebresque (Chair) Brian Kevin Turner Mary Elizabeth West	Number of Meetings Held During Fiscal 2022: 5

The Compensation Committee assists our Board in its review and determination of executive compensation, compensation related plans and programs and oversight of human capital management. The Compensation Committee is governed by the Compensation Committee Charter, which sets forth the purpose and responsibilities of the committee.

COMPENSATION COMMITTEE FUNCTIONS

Some of the key functions of the Compensation Committee are the following:

●  periodically reviewing and making recommendations to the Board on the Company’s general compensation philosophy and objectives and on all matters of policy and procedures relating to executive compensation;

●  determining and approving the CEO’s compensation (including annually reviewing and approving corporate goals and objectives applicable to the CEO’s compensation);

●  determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers (including reviewing and approving salaries, target bonus percentages, incentives, and equity);

●  administering the incentive compensation and equity-based plans and recommending to the Board any modifications of such plans;

●  reviewing and making recommendations to the Board regarding Board and committee compensation;

●  validating and approving the achievement of performance levels under the Company’s incentive compensation plans;

●  developing a succession planning program for the CEO and senior management;

●  reviewing, discussing and approving the Company’s CD&A and related executive compensation information for inclusion in the Company’s proxy statement; and

●  periodically reviewing management’s culture, diversity and inclusion policies and initiatives.

Albertsons Companies	33	2023 Proxy Statement

Governance Committee	Members: Sharon Allen (Chair) Allen Gibson Alan Schumacher Mary Elizabeth West Scott Wille	Number of Meetings Held During Fiscal 2022: 4

The Governance Committee assists our Board with its responsibilities regarding Board composition, membership, non-financial regulatory compliance and ESG oversight. The Governance Committee is governed by the Governance Committee Charter setting forth the purpose and responsibilities of this committee.

GOVERNANCE COMMITTEE FUNCTIONS

Some of the key functions of the Governance Committee are the following:

●  identifying individuals qualified to become Board members and evaluating candidates for Board membership;

●  recommending director nominees for election at the annual stockholder meeting and/or filling any Board or committee vacancies;

●  reviewing director independence and suitability for continued service in accordance with listing, governance and other regulatory requirements;

●  developing and recommending to the Board a set of corporate governance guidelines and reviewing and reassessing the adequacy of such guidelines at least annually;

●  overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;

●  periodically reviewing the criteria for the selection of new directors to serve on the Board and recommending any proposed changes to the Board for approval;

●  periodically reviewing and making recommendations regarding the composition and size of the Board or each of the Board’s committees;

●  providing oversight and recommendation to the Board regarding effectiveness of the Company’s ethics and compliance programs, governance framework, non-financial risk management and any significant legal or regulatory compliance exposure; and

●  providing oversight and recommendation to the Board regarding the Company’s ESG strategy, initiatives, and policies.

Technology Committee	Members: Allen Gibson (Co-Chair) Brian Kevin Turner (Co-Chair)	Number of Meetings Held During Fiscal 2022: 4

The Technology Committee is governed by the Technology Committee Charter, which sets forth the purpose and responsibilities of the committee.

TECHNOLOGY COMMITTEE FUNCTIONS

Some of the key functions of the Technology Committee are the following:

●  reviewing the Company’s technology strategy and emerging technology issues and trends that may impact the Company’s business strategy;

●  overseeing the Company’s technology planning and development process to support the Company’s growth objectives;

●  overseeing the Company’s technology competitiveness, including its focus on leadership and talent acquisition and development;

●  overseeing the Company’s technology risk management, including the Company’s programs, policies, practices and safeguards for information technology, cybersecurity and data security; and

●  approving management’s annual plan and budget for investments in technology.

Albertsons Companies	34	2023 Proxy Statement

Finance Committee	Members: James Donald (Co-Chair) Chan Galbato (Co-Chair) Allen Gibson Scott Wille	Number of Meetings Held During Fiscal 2022: 4

The Finance Committee is governed by the Finance Committee Charter, which sets forth the purpose and responsibilities of the committee.

FINANCE COMMITTEE FUNCTIONS

Some of the key functions of the Finance Committee are the following:

●  overseeing the Company’s financial and investment policies, including those related to short- and long-term financing, issuance of the Company’s capital stock and share repurchases, policies and guidelines related to the Company’s capital structure and derivates or hedging transactions;

●  reviewing strategies and plans for significant transactions;

●  reviewing the Company’s insurance programs;

●  approving significant borrowings and issuances of debt or security; and

●  reviewing and approving plans for capital expenditures and significant capital investments.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of the Company. None of our executive officers serves as a member of the compensation committee or board of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

Director Compensation

The Compensation Committee sets the compensation of our Board members. Similar to our executive compensation, our director compensation program is also designed to attract and fairly compensate highly qualified, non-management directors to represent our stockholders on the Board and to act in the stockholders’ best interests. The Company believes that compensation for non-management directors should be competitive and should encourage ownership of the Company’s Common Stock through the payment of a portion of director compensation in Company equity. Frederic W. Cook & Co., Inc. (“FW Cook”), our independent compensation consultant, annually reviews and reports to the Compensation Committee how the Company’s director compensation practices compare with those of other similarly situated companies. The Board makes changes in its director compensation practices only upon the recommendation of the Compensation Committee.

As the CEO, Mr. Sankaran does not receive any compensation for his services on the Board.

The cash compensation of the non-management directors for fiscal 2022 was the same as fiscal 2021 and was as follows:

(a)	annual cash retainer of $125,000 for Board services; and

(b)	additional annual cash retainer for services on the committees as follows:

Committee	Chairperson	Member
Audit	$50,000	$25,000
Compensation	$40,000	$20,000
Finance	$40,000	$20,000
Governance	$40,000	$20,000
Technology	$40,000	$20,000

Albertsons Companies	35	2023 Proxy Statement

Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. We do not pay any meeting fees but reimburse all of our directors for reasonable documented out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings.

In addition to the annual cash retainers, the non-management directors receive an annual grant of time-based restricted stock units (“TBRSUs”) with a value of $145,000. The number of TBRSUs is determined by dividing $145,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is the first business day of the fiscal year, and the vest date is the last day of the corresponding fiscal year. Beginning with the fiscal 2021 annual equity grants, to the extent dividends are declared by our Board, each unvested TBRSU is eligible to receive a dividend equivalent right (“DER”) which will vest according to the same schedule as the underlying unit. Accrued but unvested DERs will also receive DERs in subsequent dividends. This allows the account of the non-management director to be credited with an additional number of TBRSUs equal to the cash dividend that the non-management director would have received had the TBRSUs been vested as of the record date of the dividend.

The Board has also adopted a Non-management Director Share Retention Guideline to align the interests of its non-management directors with the interests of the Company’s stockholders. Each non-management director must, during his or her service on the Board, retain at least 50% of the shares of Common Stock received as a result of equity or equity-based awards.

The following table sets forth summary information regarding the compensation of our non-management directors for fiscal 2022. See “Compensation Discussion and Analysis” for Mr. Sankaran’s compensation.

Name	Fees Earned or Paid in Cash	Stock Awards(6)	All Other Compensation	Total
Sharon Allen	$188,750	$144,992	—	$333,742
James Donald(1)	$1,000,000	$—	—	$1,000,000
Kim Fennebresque	$190,000	$144,992	—	$334,992
Chan Galbato	$125,000	$144,992	—	$269,992
Allen Gibson	$205,000	$144,992	—	$349,992
Alan Schumacher	$195,000	$144,992	—	$339,992
Brian Kevin Turner	$185,000	$144,992	—	$329,992
Mary Elizabeth West	$165,000	$144,992	—	$309,992
Scott Wille	$165,000	$144,992	—	$309,992
Former Directors
Shant Babikian(2)	$—	$—	—	$—
Steven Davis(3)	$59,375	$144,992	$134,488	$338,855
Hersch Klaff(4)	$145,000	$144,992	—	$289,992
Jay Schottenstein(5)	$62,366	$144,992	—	$207,358

(1)	As previously disclosed, pursuant to his amended and restated employment agreement dated May 22, 2019, Mr. Donald received an annual base salary of $1.0 million as of the end of fiscal 2022. Mr. Donald did not receive a non-management director annual equity grant.

(2)	Mr. Babikian, who resigned from the Board effective October 14, 2022, elected not to receive any cash or equity compensation for his services on the Board.

(3)	Mr. Davis’s director fees are pro-rated as of the date of his death on July 10, 2022. His 2022 TBRSU award was forfeited upon his death pursuant to the terms of the award agreement. The sum reported under ‘All Other Compensation’ is the cash award that the Compensation Committee paid to his estate for the years of valuable service provided by Mr. Davis. This cash award reflects the dollar value of the TBRSUs that were forfeited (including the DERs for the dividend paid in May 2022) at the closing price of our Common Stock on July 8, 2022.

(4)	Mr. Klaff resigned from the Board effective February 21, 2023. His 2022 TBRSU award was forfeited upon his resignation from the Board.

(5)	Mr. Schottenstein’s director fees are pro-rated as of the date he resigned from the Board effective August 2, 2022. His 2022 TBRSU award was forfeited upon his resignation from the Board.

(6)	Reflects the grant date fair value calculated in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (ASC 718). See Notes 1 and 10 – Equity-Based Compensation in our 2022 Form 10-K for discussions of the assumptions used in determining the grant date fair value of these share-based awards, including forfeiture assumptions and the period over which the Company will recognize the compensation expense for such awards. At February 25, 2023, each of the non-management directors, except Mr. Donald received 4,974 TBRSUs related to the fiscal 2022 award. See “Security Ownership of Certain Beneficial Owners and Management” for total ownership of each of the directors as of the Record Date.

Albertsons Companies	36	2023 Proxy Statement

Communications with the Board

As stated in our Corporate Governance Guidelines, any stockholder or other interested party who wishes to communicate with the Board, any Chairman, a committee, the non-management directors or any individual director in his or her capacity as such may direct such communication in writing to the:

General Counsel
c/o Albertsons Companies, Inc.
250 Parkcenter Blvd.
Boise, Idaho, 83706

The General Counsel will forward the communication to the appropriate group or individual except for correspondence which is not more suitably directed to management or items of the following nature – advertising, promotions of a product or service, patently offensive material and matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception.

Albertsons Companies	37	2023 Proxy Statement

Environmental, Social and Governance Disclosure

As a long-standing neighborhood grocer, we believe we have an ongoing commitment to leverage our resources and expertise to support the communities we serve and the planet we share. Our Board is deeply committed to this effort and the Governance Committee provides oversight to ensure that the Company’s strategy is appropriate, takes account of material risks, and is likely to deliver results.

During fiscal 2020, we completed a materiality assessment that laid the foundation for our Environmental, Social and Governance (“ESG”) strategy and initiatives for the future. Through this process, we identified high priority areas that align with our long-term company strategy and are most critical to our internal and external stakeholders, including Climate Action, Diversity, Equity & Inclusion (“DE&I”), Waste Reduction & Circularity and Community Stewardship. During fiscal 2021, we developed our ESG aspirations and roadmaps for how to achieve those ambitions, including achieving a science-based carbon reduction target. That in-depth focus enabled us to announce our new ESG platform Recipe for Change in April 2022 based on the following four pillars:

Climate Action (Planet)

We are committed to doing our part to promote a flourishing environment for the generations to come. To do this, we are letting science lead the way in our goal to reduce carbon emissions across our operations and value chain. Our climate goals have been approved by the Science Based Targets initiative (“SBTi”) which has set the standard for emission goals globally, and include the following:

●	Achieve SBTi approved emissions reduction goals by 2030.

●	Reduce emissions from our own operations by 47%.

●	Reduce downstream emissions from the use of sold goods by approximately 27%.

●	Engage our top suppliers to set science-based targets by 2026.

●	Achieve Net Zero emissions in our own operations by 2040.

Our fiscal 2021 carbon calculation revealed that we reduced emissions from our own operations by more than 8% from the previous year. The pathways to further reductions include continuing improvements to energy efficiency, further enhancing our refrigeration infrastructure, and increasing the use of renewable energy. Our carbon emission calculations for fiscal 2022 will be completed by the end of the first quarter of fiscal 2023 and are scheduled to be included in our 2023 ESG Report.

Albertsons Companies	38	2023 Proxy Statement

Diversity, Equity & Inclusion (People)

As one of the largest food and drug retailers in the U.S., we recognize that our ability to delight our customers lies in the engagement of our associates. We are committed to fostering a diverse, equitable and inclusive culture and aspire to reflect the vibrant and thriving communities in which we live and work. To enable an inclusive and welcoming culture among our associates we engaged in the following during fiscal 2022:

●	Continued to incorporate DE&I goals into the annual performance management process of our top leaders.

●	Added our newest supported associate resource group (“ARG”) – diverseABILITY – an ARG focused on driving disability inclusion for people with diverse abilities, their caretakers, and allies. Our ARGs are open to associates in the corporate and division offices, field leadership and supply chain facilities. The ARGs during fiscal 2022 consisted of over 5,300 members representing the Women’s Inspiration and Inclusion Network, the Hispanic Leadership Network, the Asian Network, the African American Leadership Council, the Pride Alliance, the Green Team and the Veterans Associate Resource Group.

●	Celebrated the 2nd year of the ARG mentorship program that enabled mentors and mentees to build new relationships, help sharpen their skills and support the talent development objective of our DE&I framework.

●	Trained over 15,000 leaders through our “Leading with Inclusion” workshops – a highly interactive experience designed to heighten awareness around bias, blind spot recognition, authenticity and tools to support associates’ ability to create a more inclusive work environment that acknowledges and celebrates courageous conversations.

●	Continued to expand opportunities for our associates to learn more about DE&I by facilitating leadership discussions on how to be more inclusive, holding bi-annual store and supply chain huddles and providing monthly online microlearning modules, discussing various diversity, equity and inclusion topics.

●	Supported Inclusion Councils in our 12 operating divisions and back-office functions through the National Diversity Council which is co-chaired by our CEO and Chief Diversity Officer and aims to advance DE&I within our Company.

●	Continued to encourage, empower, and engage social justice and racial equity initiatives through our Racial & Social Justice Grant Program. As of fiscal 2022 we have provided over $3 million dollars to non-profit organizations operating within the communities we serve to fund programs, activities, initiatives, or educational outreach that helps to eliminate inequities and address the unique needs of racial and ethnic minority groups in the community.

We believe in fostering DE&I not only among our associates, but also among our business partners. We provide opportunities to diverse suppliers to grow their business and have their products on more shelves. Given one of the biggest hurdles for small businesses is access to working capital, we have an expanded early payment program to determine the best time and terms for payments for our diverse-owned suppliers. The goal is to help these businesses alleviate immediate capital challenges by making access to working capital more equitable. During fiscal 2022, we hosted our annual event with nearly 265 diverse suppliers focused on promoting innovation and appealing to growing demographic groups.

Our Supplier Diversity Program applies to the following suppliers that are over 50% owned and controlled/operated by a U.S. citizen who belongs to one or more of the following categories or ethnicities:

● African American ● Asian American ● Hispanic	● LGBTQ+ ● Native American	● Service-Disabled Veteran ● Female

Albertsons Companies	39	2023 Proxy Statement

Waste Reduction and Circularity (Product)

As part of our Recipe for Change, we have committed to eliminate food waste going to landfills by 2030 and improving the recyclability, composability and reusability of our Own Brand product packaging. To help achieve this, we launched enhanced food donation guidelines in our stores that expanded both the categories and quantity of food going to our local donation partners. At the end of fiscal 2022, over 90% of our stores were donating on a weekly basis. In addition, we have organic diversion services for over 1,600 of our stores for food that cannot be donated. In total we diverted over 321 million pounds of food from landfills in fiscal 2022.

In the area of plastics and packaging, we rolled out recycling instructions on more than 7,000 Own Brands packaged products through the use of the How2Recycle label and QR codes. In addition, more than 40,000 store-made items now feature recycling information on scale labels and other packaging, directing customers to an informative new recycling page. Moving forward, all new Own Brands products will feature the How2Recycle labeling system to improve the reliability and transparency of recyclability claims. This label helps customers know how to properly dispose of and recycle our Own Brands product packaging to help keep plastic out of the landfill.

Community Stewardship (Community)

During fiscal 2022, along with the Albertsons Companies Foundation, we enabled 254 million meals through both food and financial support to our communities, including donating approximately $40 million through the Nourishing Neighbors program. The September 2022 Nourishing Neighbors breakfast campaign raised over $7 million to provide 28 million healthy breakfasts for children throughout the country. The Nourishing Neighbors program also engaged over 20,000 middle and high school kids in their Explore. Act. Tell. program that encourages kids to take on hunger and find solutions in their own community. In addition to offering community support, we provided assistance through our “We Care” fund to help over 190 of our associates who were personally impacted by natural disasters and personal hardships.

Albertsons Companies	40	2023 Proxy Statement

Certain Relationships and Related Party Transactions

The following discussion is a brief summary of certain material arrangements, agreements and transactions we had with related parties during fiscal 2022. These transactions include, amongst others, professional advisory, consulting and other corporate services.

Our Board has adopted a written policy (the “Related Party Policy”) and procedures for the review, approval or ratification of “Related Party Transactions” by the Audit Committee. For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) we or any of our subsidiaries is a participant and (3) any related party has or will have a direct or indirect material interest.

Prior to the Company entering into any Related Party Transaction, it is reported to the Company’s General Counsel who undertakes an evaluation of the Related Party Transaction. The General Counsel then reports the findings of the investigation to the Audit Committee, including a summary of material facts. The Audit Committee reviews the material facts of all Related Party Transactions which require the Committee’s approval and either approve or disapprove, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit Committee and it is not possible to convene a meeting of the Audit Committee, then the Chairman of the Audit Committee will consider whether the Related Party Transaction is appropriate and, if it is, will approve it and present it to the Audit Committee for ratification at the next regularly scheduled meeting. In the event the Audit Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In the event the Company becomes aware of a Related Party Transaction that was not previously approved or ratified under the Related Party Policy, the Company will promptly notify the Chairman, and the Audit Committee (or, if it is not practicable for the Company to wait for the Audit Committee to consider the matter, the Chairman) will consider whether the Related Party Transaction should be ratified or rescinded or other action should be taken, with such review considering all of the relevant facts and circumstances regarding the Related Party Transaction. The Chairman will report to the Audit Committee at the next regularly scheduled meeting of the Audit Committee any actions taken under the Related Party Policy. The Audit Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit Committee and will take, or recommend to the Board, any action the Audit Committee deems appropriate.

Transactions with Cerberus

We paid Cerberus Technology Solutions, an affiliate of Cerberus, fees totaling approximately $5.5 million for fiscal 2022 for information technology advisory and implementation services in connection with modernizing our information systems.

We paid Cerberus Operations and Advisory Company, LLC, an affiliate of Cerberus, fees totaling approximately $0.5 million for fiscal 2022 for consulting services provided in connection with improving the Company’s operations.

Albertsons Companies	41	2023 Proxy Statement

PROPOSAL 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed, and our Board has ratified the appointment of, Deloitte and Touche to serve as our independent registered public accounting firm for the fiscal year ending February 24, 2024. We are not required by our bylaws or applicable law to submit the ratification of the appointment of Deloitte and Touche for stockholder approval. However, as a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte and Touche. If the stockholders do not ratify the appointment of Deloitte and Touche, the Audit Committee may consider the appointment of another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Deloitte and Touche are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. See “Fees Paid to Independent Registered Public Accounting Firm” for the fees paid to Deloitte and Touche during fiscal years 2021 and 2022.

Required Vote

The affirmative vote of a majority of votes cast is required to ratify the appointment of Deloitte and Touche as our independent registered public accounting firm for the fiscal year ending February 24, 2024.

Our Board recommends that stockholders vote “FOR” the proposal
See page 32 for the fees paid to Deloitte and Touche during fiscal 2022.

Albertsons Companies	42	2023 Proxy Statement

PROPOSAL 3: Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to cast an advisory vote on the compensation of our NEOs as disclosed in the CD&A, the compensation tables, narrative discussion, and related footnotes included in this proxy statement.

While the vote is advisory, and therefore non-binding on the Company, the Compensation Committee values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace and links pay to performance.

Accordingly, the Board recommends that you vote in favor of the following resolution:

RESOLVED, that the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the CD&A, the compensation tables and the narrative discussion, and related footnotes that accompany the compensation tables), is hereby approved.

Required Vote

The affirmative vote of a majority of votes cast is required to approve, on an advisory (non-binding) basis, the compensation of the NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act, including the CD&A, the compensation tables, the narrative discussion, and related footnotes that accompany the compensation tables.

Our Board recommends that stockholders vote “FOR” the proposal

Albertsons Companies	43	2023 Proxy Statement

Compensation Discussion and Analysis

The CD&A provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our fiscal 2022 NEOs. To assist our stockholders in locating important information regarding our executive compensation program, the CD&A is organized into the following sections:

45	2022 Say-on-Pay Result
45	Fiscal 2022 Financial and Operational Highlights
46	Our Executive Compensation Philosophy
47	Key NEO Compensation Decisions for Fiscal 2022
48	Executive Compensation Best Practices
48	Overview of Fiscal 2022 Executive Compensation
49	Design of Our Executive Compensation Program
49	Base Salary
50	Cash Bonus
53	Long-Term Incentive Award Programs
57	Deferred Compensation Plan
57	401(k) Plan
57	Other Benefits
57	Perquisites
57	Stock Ownership Guidelines and Hedging/Pledging
58	Recoupment Policy
58	The Process of Setting Executive Compensation
59	Compensation Risk Assessment

Albertsons Companies	44	2023 Proxy Statement

Our NEOs for fiscal 2022 were as follows:

Name	Age	Position
Vivek Sankaran	60	Chief Executive Officer; Director
Sharon McCollam	61	President and Chief Financial Officer
Susan Morris	54	Executive Vice President and Chief Operations Officer
Juliette Pryor(1)	58	Former Executive Vice President, General Counsel and Secretary
Anuj Dhanda(2)	60	Executive Vice President and Chief Technology and Transformation Officer

(1)	Ms. Pryor resigned from the Company effective April 29, 2023.

(2)	Mr. Dhanda’s new title is effective as of May 10, 2023.

2022 Say-on-Pay Result

Our stockholders have the opportunity each year to cast an advisory “say-on-pay” vote on our NEO’s compensation. At our 2022 annual meeting, our stockholders signaled overwhelming support for our executive compensation program with 95.8% of the votes cast in favor. The Compensation Committee considers the level of voting support from our stockholders and uses this information, among numerous other factors, to inform compensation decisions.

Fiscal 2022 Financial and Operational Highlights

Our results for fiscal 2022, were fueled by the rollout of our Customers for Life transformation strategy, which places our customers at the center of everything we do, with the ultimate goal of supporting them every day, every week, and for a lifetime.

Some of our fiscal 2022 operational accomplishments illustrate our continued commitment to:

Deepening our Digital Connection and Engagement with our Customers	Differentiating our Store Experience	Enhancing What We Offer	Modernizing our Capabilities	Embedding ESG in Everything We Do

Our financial and operating highlights for fiscal 2022 include:

Identical sales growth of 6.9%	Continued modernization of store fleet, including 173 remodels and 5 new store openings	Membership in our loyalty program increased by 15%, reaching over 34 million members

Digital sales increase of 28%	Operating cash flow of $2,854 million
Donation of more than $200 million in food and financial support by The Albertsons Companies Foundation and the Company, including more than $40 million through our Nourishing Neighbors Program	Net income per share of Common Stock of $2.27 and Adjusted net income per share of Common Stock of $3.37*; Adjusted EBITDA of $4,677 million*

*	For a reconciliation of non-GAAP measures, please see pages 46-48 of our 2022 Form 10-K.
Albertsons Companies	45	2023 Proxy Statement

Merger Agreement

On October 13, 2022 the Company, Kroger and Merger Sub, entered into the Merger Agreement. Pursuant to the Merger Agreement, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into the right to receive from Parent $34.10 per share in cash, without interest, subject to certain reductions set forth in the Merger Agreement, and (ii) each share of Series A preferred stock of the Company issued and outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into the right to receive from Parent $34.10 per share in cash on an as-converted basis, without interest, subject to certain reductions set forth in the Merger Agreement. The Company has no outstanding preferred stock as of the Record Date.

The Company has filed with the SEC a definitive information statement on Schedule 14C with respect to the approval of the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://www.albertsonscompanies.com/investors/overview/.

Our Executive Compensation Philosophy

We design our executive compensation program to attract, motivate, and retain high caliber talent who drive our success and industry leadership while considering individual and Company performance measured over both short-term and longer-term periods. Each year the Compensation Committee reviews the existing incentive structure, taking into consideration business performance, and our strategic roadmap, in considering the efficacy of further enhancements.

The guiding principles of our compensation program are as follows:

Our Compensation Philosophy

Albertsons Companies	46	2023 Proxy Statement

Key NEO Compensation Decisions for Fiscal 2022

CEO Compensation

During fiscal 2022, the Compensation Committee addressed the need to provide ongoing incentives to Mr. Sankaran. Given that Mr. Sankaran’s 2019 equity award which was granted to him when he joined the Company was going to fully vest in 2024, the Compensation Committee awarded Mr. Sankaran the annual equity award granted to all other NEOs. In reviewing Mr. Sankaran’s total compensation, the Compensation Committee focused on ensuring that his incentive compensation is performance-based, is aligned to long-term stockholder interests and is motivational and appropriately positioned versus leaders of comparably sized companies in similarly situated industries. Based on those determinants, the Compensation Committee concluded that the appropriate mix of Mr. Sankaran’s total compensation would be achieved by raising his annual target cash bonus opportunity from 150% to 175% of his salary and awarding him $9.5 million of annual equity compensation split equally between PBRSUs and TBRSUs, vesting over a three-year term.

The Compensation Committee designed the following compensation package for our CEO for fiscal 2022.

●	no increase in base salary;

●	approximately 90% of target compensation opportunity was variable (performance-based and time-based equity and cash bonus); and

●	approximately 60% of target compensation opportunity was performance-based (performance-based equity and cash bonus) with payouts based on achievement against pre-established performance metrics that drive short and long-term growth.

The mix of the various components of compensation for Mr. Sankaran and the other NEOs as a group for fiscal 2022 were as follows (excluding sign-on and tax bonuses):

CEO	Other NEOs

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Executive Compensation Best Practices

The Compensation Committee closely monitors emerging best practices in executive compensation for consideration in our compensation program. The chart below lists some of our compensation “best practices” and those we do not follow:

What We Do	What We Don’t Do

 Mix short- and long-term performance measures

 Provide competitive, market-driven base salary

 Balance mix of pay components

 Utilize quantitative targets based on Company financial and operating performance and strategic goals for a significant portion of total compensation

 Cap the amount of our annual bonus at 2x of target

 Use a variety of equity incentive structures to promote performance and retention

 Maintain robust stock ownership guidelines

 Include a recoupment or “clawback” policy in our compensation program

 Provide double-trigger arrangements in employment agreements for change in control

 Restrict short sales and other speculative trading on our Common Stock

Provide automatic salary increases

Provide high levels of fixed compensation

Use metrics unrelated to our operational goals

Reward imprudent risk-taking

Guarantee bonuses

Provide executive-only retirement programs

Pay above market returns on any deferred compensation plan

Maintain defined benefit pension plans for our executive officers

Pay excessive perquisites

Provide tax gross ups

Overview of Fiscal 2022 Executive Compensation

The following chart summarizes the components and associated objectives of our executive compensation program for fiscal 2022:

Element	Overview of Element	Objective of Element	Performance Metric and Payout
Base Salary	Fixed amount of cash compensation	Set market competitive base compensation to retain talent and influence target for cash bonus	Individual performance and market competitiveness based on role and responsibility
Corporate Management Bonus Plan (Cash Bonus)	Quarterly bonus based on Company performance during the fiscal quarter	Drive Company performance on a quarter-by-quarter basis	Pre-established targets Weighted 60% Adjusted EBITDA and 40% ID Sales Payout capped at 200% of target
	Annual bonus based on Company performance during the fiscal year; for the Senior Leadership Team (SLT) which includes the NEOs and Division Presidents, annual bonus is based on Company performance plus the Senior Leader Scorecard	Drive overall Company performance on an annual basis; in addition, for the SLT and Division Presidents, drive the Company’s measurable strategic objectives for the year	Pre-established targets weighted 50% Adjusted EBITDA, 40% ID Sales and 10% Senior Leader Scorecard Payout capped at 200% of target
Long-Term Incentive Award Program (Equity)	PBRSU Awards	Align executive interests with long-term stockholder interests and promote long-term value creation	Pre-established financial targets that are critically important to stockholders – Adjusted EPS and ROIC Payout capped at 200%; awards earned annually based on Company performance; vests after 3 years
	TBRSU Awards	Promote retention and align executive interests with long-term stockholder interests	Increase in value of Common Stock Time-based; 1/3 vest annually
Albertsons Companies	48	2023 Proxy Statement

Additionally, some of our executives, including our NEOs, have certain severance protections pursuant to their employment agreements. See “Potential Payments Upon Termination of Employment” for amounts payable to the NEOs under certain termination scenarios. Consistent with standard business practice, our NEOs also receive business-related perquisites, and benefits that are provided to all employees, including healthcare benefits, life insurance, retirement savings plans and disability plans.

Design of Our Executive Compensation Program

The design of our executive compensation program is consistent with our compensation philosophy noted above. We use various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is tied to creating value, is commensurate with our results, and aligns with our business strategy. Set forth below are the key elements of the compensation program for the NEOs for fiscal 2022:

●	Base salary

●	Cash bonus

●	Long-term equity incentive awards

●	Standard benefits

Base Salary

We provide our NEOs with a base salary to compensate them for services rendered during the fiscal year. In alignment with our pay for performance philosophy, base salary represents the smallest portion of annual total compensation.

The base salary component of our compensation program is designed to attract and retain key talent and is determined by the Compensation Committee based on a variety of factors including:

●	nature and responsibility of the position;

●	expertise of the executive and competition in the market for the executive’s services;

●	potential for driving the Company’s success in the future;

●	peer group compensation data;

●	performance reviews and recommendations of the CEO (except in the case of his own compensation); and

●	other judgmental factors deemed relevant by the Compensation Committee.

Our NEOs are not eligible for automatic annual base salary increases. During 2022, NEO base salaries generally remained at their 2021 levels. The Compensation Committee approved an increase to Mr. Dhanda’s base salary in recognition of his individual performance, role and responsibilities and after considering market data presented by FW Cook.

Name	Fiscal 2021 Annual Base Salary	Fiscal 2022 Annual Base Salary	Percentage Change
Vivek Sankaran	$1,500,000	$1,500,000	-
Sharon McCollam	$1,000,000	$1,000,000	-
Susan Morris	$1,000,000	$1,000,000	-
Juliette Pryor(1)	$725,000	$725,000	-
Anuj Dhanda	$700,000	$750,000	7.1%

(1)	Ms. Pryor was not a NEO in fiscal 2021.
Albertsons Companies	49	2023 Proxy Statement

Cash Bonus

Performance-Based Bonus Plans

Our NEOs participated in our corporate management bonus plan (“Corporate Incentive Plan”) for fiscal 2022. The Corporate Incentive Plan is for bonus-eligible associates and is intended to compensate participants for their contribution to achieving short-term financial and operational goals of the Company. Each participant is assigned a target bonus which is a percentage of his or her base salary and is determined based on the participant’s job function, position, responsibility, and the individual’s ability to impact the Company’s financial performance.

What are the components of the cash bonus program for fiscal 2022?
Our cash bonus program is based on two components – quarterly Company performance and annual Company performance - with each component accounting for 50% of the total cash bonus for the fiscal year.

The performance metrics for the quarterly bonus for fiscal 2022 remained the same as fiscal 2021:

Quarterly Bonus
40% ID Sales
60% Adjusted EBITDA

The performance metrics for the annual bonus for the SLT for fiscal 2022 were as follows:

Annual Bonus
Corporate Plan SLT
40% ID Sales
50% Adjusted EBITDA
10% Senior Leader Scorecard

What were the changes to the Corporate Incentive Plan for fiscal 2022 and why were these changes made?
As a growth-focused company with a pay-for-performance compensation philosophy, we continue to evaluate how best to further align executive compensation to our financial and business performance and execution of our long-term strategy. As part of that evaluation, our Compensation Committee calibrated the annual cash bonus program as follows:

●	Addition of Senior Leader Scorecard as a Performance Metric for Annual Bonus: The Senior Leader Scorecard was added as a bonus component for members of the SLT. The objective of the Senior Leader Scorecard is to measure performance of the senior leaders as a team against measurable preset goals for key strategic objectives of the Company for the fiscal year. The Senior Leader Scorecard accounts for 10% of the annual bonus of each SLT member and payout is in the range of 25% to 200% based on the team’s performance. The strategic objectives for the fiscal year and the associated measurements and payouts were as follows:

Strategic Objectives	Target Bonus Weight	Payout
Improve customer digital engagement	2.5%	0 – 200%
Achieve fiscal 2022 carbon reduction and DE&I goals	2.5%	0 – 200%
Grow e-commerce sales	2.5%	0 – 200%
Grow pharmacy sales	2.5%	0 – 200%

How are cash bonus targets set for the fiscal year?
Adjusted EBITDA and ID Sales are regarded as key performance indicators in our industry and are highly correlated to long-term stockholder value. The targets for Adjusted EBITDA and ID Sales are set by the Compensation Committee prior to the beginning of the fiscal year based on the financial plan approved for the fiscal year by the Board. The Compensation Committee also set the strategic goals against which the Senior Leader Scorecard would be measured. The goals set under the Corporate Incentive Plan for fiscal 2022 were designed to be challenging and difficult to achieve, yet still within a realizable range so that achievement was uncertain but did not encourage excessive risk taking. In line with that compensation philosophy, the Compensation Committee recognized that while the targets were stretch goals, there were certain macroeconomic challenges such as supply chain and labor which were beyond the control of management and would unfairly impact performance. With that consideration, the Compensation Committee adjusted the target payout percentages for target performances as presented below.

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For fiscal 2022, cash bonus amounts could be earned above or below the target level based on the following scale:

	Minimum Performance	Target Performance	Maximum Performance	Minimum Payout	Target Payout	Maximum Payout
Adjusted EBITDA	90%	95%	110%	25%	100%	200%
ID Sales	98.5%	99.5%	101.5%	25%	100%	200%

ID Sales performance metric will not pay out over 100% (target) unless the Adjusted EBITDA result achieves at least 100% (target) performance. The Senior Leader Scorecard payout can range from 0 - 200% based on the Compensation Committee’s assessment of achievement against the preset goals.

How is a participant’s cash bonus determined under the Corporate Incentive Plan?
A participant’s target cash bonus is a percentage of his or her base salary. In setting the target cash bonus percentage of each NEO, the Compensation Committee takes into consideration market data and such other factors as deemed relevant, such as the individual’s role and responsibilities, ability to impact and execute, our financial and operational performance, prior performance, overall market conditions, and recommendations from the CEO (except for himself).

Each participant to the Corporate Incentive Plan is eligible to receive a ratable portion of the participant’s target cash bonus based upon the Company’s level of achievement, within the range of minimum and maximum percentages, of the target performance metric set by the Compensation Committee. The actual payout, if any, may result in a cash bonus that is greater or less than the stated individual target bonus (and could be zero) depending on whether, and to what extent, the applicable performance metric is satisfied. However, in no event will a participant receive over 200% of the target bonus for any quarter or the fiscal year. We believe that having a maximum cap encourages good judgment by the NEOs, promotes responsible risk management procedures, reduces the likelihood of windfalls and makes the maximum cost of the plan predictable. No amount would be payable for an applicable fiscal quarter if results for that quarter fell below established threshold levels.

The target bonus opportunity for each NEO for fiscal 2022 was as follows:

Name	Base Salary for Fiscal 2022	Target Bonus Opportunity (% of Base Salary)	Target Bonus Opportunity ($)
Vivek Sankaran	$1,500,000	175%	$2,625,000
Sharon McCollam	$1,000,000	125%	$1,250,000
Susan Morris	$1,000,000	100%	$1,000,000
Juliette Pryor	$725,000	100%	$725,000
Anuj Dhanda	$750,000	100%	$750,000

Quarterly Bonus
Quarterly Target Amount. Each NEO’s quarterly bonus opportunity (“Quarterly Target Amount”) is determined by multiplying the target for the quarterly bonus by approximately 25% (the number of weeks in the applicable quarter divided by the number of weeks in the year).

Quarterly Performance Modifier. Prior to the beginning of the fiscal year, our Board reviews and approves the fiscal plan for the financial year. The approved fiscal plan is based on forecasted financials including quarterly ID Sales and Adjusted EBITDA. After the completion of every quarter, management provides an update to the Board of the Company’s performance against the approved fiscal plan which determines the payout percentage of the Quarterly Target Amount (“Quarterly Performance Modifier”). The Compensation Committee certifies the Quarterly Performance Modifier for the quarterly cash bonus payout.

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The quarterly bonus structure is summarized below.

The Company’s actual performance against the set targets and the quarter’s cash bonus payouts based on such performance were as follows (in millions, except percentages):

Metric	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Target Adjusted EBITDA	$1,406	$951	$1,009	$880
Actual Adjusted EBITDA*	$1,420	$1,049	$1,158	$1,050
Adjusted EBITDA* Payout	140%	189%	200%	200%
Target ID Sales %	6.2%	3.8%	0.8%	0.2%
Actual ID Sales %	6.8%	7.4%	7.9%	5.6%
ID Sales Payout	155%	200%	200%	200%
Total Payout %	146%	193%	200%	200%

*	For a reconciliation of non-GAAP measures, please see pages 46-48 of our 2022 Form 10-K.
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The quarterly bonus earned by the NEOs were as follows:

	Actual Quarterly Cash Bonus Earned(1)				Aggregate Quarterly Bonus
Name	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Vivek Sankaran	$589,543	$585,252	$605,769	$605,769	$2,386,333
Sharon McCollam	$280,735	$278,691	$288,462	$288,462	$1,136,350
Susan Morris	$224,588	$222,953	$230,769	$230,769	$909,079
Juliette Pryor	$162,826	$161,641	$167,308	$167,308	$659,083
Anuj Dhanda	$168,441	$167,215	$173,077	$173,077	$681,810

(1)	Based on a 16-week quarter in Q1 and 12-week quarters Q2 through Q4.

Annual Bonus
Amounts under the annual bonus could be earned above or below the target level based on the scale discussed above. The targets and actual performance for fiscal 2022 for purposes of the annual cash bonus were as follows (in millions, except percentages):

Metric	Fiscal 2022
Target Adjusted EBITDA	$4,247
Actual Adjusted EBITDA*	$4,677
Percentage Achieved	110%
Payout	200%
Target ID Sales %	2.8%
Actual ID Sales %	6.9%
Senior Leader Scorecard Payout	118.75%
Total Payout – SLT	191.88%

*	For a reconciliation of non-GAAP measures, please see pages 46-48 of our 2022 Form 10-K.

The cash bonus for the annual portion and the aggregate cash bonus (inclusive of quarterly bonus) earned by each NEO for fiscal 2022 were as follows:

Name	Aggregate Quarterly Bonus	Annual Portion of Total Cash Bonus Earned	Total Quarterly + Annual Cash Bonus for Fiscal 2022
Vivek Sankaran	$2,386,333	$2,518,359	$4,904,692
Sharon McCollam	$1,136,350	$1,199,219	$2,335,569
Susan Morris	$909,079	$959,375	$1,868,454
Juliette Pryor	$659,083	$695,547	$1,354,630
Anuj Dhanda	$681,810	$719,531	$1,401,341

When is a participant’s cash bonus paid?
The quarterly bonus is paid at the end of each quarter upon certification of quarterly performance by the Compensation Committee. The annual bonus is paid at the end of the fiscal year, upon certification of annual performance by the Compensation Committee.

Long-Term Incentive Award Programs

The Compensation Committee annually awards performance-based and time-based equity incentive compensation to certain eligible employees, including the NEOs. The combination of the two ensures a balance between performance and retention and aligns the executive’s interests with the interests of our stockholders.

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How are long-term equity incentives set for the fiscal year?

The target value of long-term equity incentive awards is based on competitive data and the executive’s total compensation taking into consideration other relevant factors, such as the individual’s role and responsibilities, ability to impact and execute our financial and operational performance, prior performance, overall market conditions, and recommendations from the CEO (except for himself). Annual equity grants are typically split 50-50 between performance-based and time-based awards. The equity awards are in the form of restricted stock units (“RSUs”).

Performance-Based Restricted Stock Units

The PBRSU awards specify a target number of RSUs subject to the award. At the time of grant, the performance-based awards are hypothetical shares of Common Stock subject to issuance only upon attainment of the performance measures. The term of the PBRSU awards is three years. The actual number of RSUs the NEO can earn is based on the separate achievement of specified performance goals in the three fiscal years inclusive of the grant year. At the end of each fiscal year of the three-year award term, the participant’s account is credited with the number of RSUs equal to the target number for such fiscal year multiplied by the accrual factor for such fiscal year. Accrual factor for a fiscal year is a number equal to the product of the EPS Accrual Percentage and the ROIC Modifier, both further explained below. The accrual factor for each fiscal year is certified by the Compensation Committee at the end of the fiscal year upon which certification the Company credits the participants account with the number of earned units for the recently completed fiscal year. To the extent any RSUs are earned at the end of a fiscal year, they are accrued until their vest at the end of the three-year award term subject to continued employment through the term. Any RSUs not earned at the end of a fiscal year as a result of the performance criteria not being met are automatically forfeited.

The performance measures are based on one or more pre-established objective criteria set by the Compensation Committee prior to the beginning of the fiscal year. The performance goals for the fiscal year are calibrated annually by the Compensation Committee with the expectation that attainment of these goals would require significant effort in light of the business environment and tie to stockholder interests of long-term growth.

EPS Accrual Percentage: The “EPS Accrual Percentage” for a particular fiscal year is determined as indicated in the table below by comparing the Company’s Adjusted EPS achieved for such fiscal year to the Adjusted EPS goal for the fiscal year (expressed as a percentage). Straight-line interpolation is used to determine the EPS Accrual Percentage. In no event shall the EPS Accrual Percentage for a fiscal year be more than 160%. Similar to the cash bonus goals, the Compensation Committee adjusts the goals for the performance measures for each fiscal year subject to a PBRSU grant. The adjustment is based on anticipated macroeconomic challenges and other factors that could unduly challenge performance and diminish the incentive nature of our compensation program. The Adjusted EPS goals and accrual percentages for the first tranche of the fiscal 2022 grants were as follows:

Attainment of EPS Goal (EPS/EPS Goal)	EPS Accrual Percentage
Less than 70%	0%
70%	50%
90%	100%
Greater than or equal to 120%	160%

The Adjusted EPS goals and accrual percentages for the second and third tranches of fiscal 2022 grants are as follows:

Attainment of EPS Goal (EPS/EPS Goal)	EPS Accrual Percentage
Less than 70%	0%
70%	50%
100%	100%
Greater than or equal to 120%	160%
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ROIC Modifier. The “ROIC Modifier” for a particular fiscal year is determined by comparing the Company’s ROIC achieved for the fiscal year to the ROIC goal for the fiscal year (expressed as a percentage) and as presented in the table below. Straight-line interpolation is used to determine the ROIC Modifier. In no event shall the ROIC Modifier for a fiscal year be more than 125%. The ROIC goals and ROIC Modifier for fiscal 2022 were as follows:

Attainment of ROIC Goal (ROIC/ROIC Goal)	ROIC Modifier
Less than or equal to 85%	75%
Greater than 85% but less than 105%	100%
Greater than or equal to 105%	125%

The performance awards vest, to the extent earned, after the third fiscal year from the grant year, after certification by the Compensation Committee and subject to continuous employment of the participant through the vest dates.

The target goals and actual performance for fiscal 2022 are presented below. Similar to the targets for the annual cash bonus, the Compensation Committee set a high bar for the targets in the fiscal 2022 tranche for the performance-based awards but took into consideration the macroeconomic challenges that would unduly challenge meeting the performance goals.

The following table shows the number of PBRSUs awarded (at target) to each of the NEOs in fiscal 2022, the number of PBRSUs that were subject to being earned for fiscal 2022 performance (at target) and the number of PBRSUs that were actually earned upon certification of fiscal 2022 performance. The first tranche of the fiscal 2022 grant was earned at 200% of target.

Name	Performance- Based RSUs Awarded in Fiscal 2022 (@ Target)	Performance- Based RSUs Subject to Being Earned For Fiscal 2022 (@ Target)	Performance- Based RSUs Earned For Fiscal 2022 (200% of Target)
Vivek Sankaran	162,950	54,316	108,632
Sharon McCollam	68,611	22,870	45,740
Susan Morris	68,611	22,870	45,740
Juliette Pryor	34,305	11,435	22,870
Anuj Dhanda	42,882	14,294	28,588

As stated in the discussion of director compensation, beginning with the fiscal 2021 annual equity grants, to the extent dividends are declared by our Board, each earned but unvested PBRSU and each unvested TBRSU is eligible to receive DERs which vest according to the same schedule as the underlying unit. Accrued but unvested DERs also receive DERs in subsequent dividends.

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Special Dividend

On October 13, 2022 we declared a special cash dividend of $6.85 per share of Common Stock (the “Special Dividend”) payable to stockholders of record as of the close of business on October 24, 2022. We paid the dividend on January 20, 2023. All unvested equity awards outstanding as of October 24, 2022 participate in the Special Dividend, according to the same vesting terms and conditions as the underlying equity award. Unvested equity awards with DERs receive the Special Dividend through the issuance of additional RSUs relating to TBRSUs and PBRSUs, as applicable. Unvested equity awards without DERs receive the Special Dividend in cash subject to anti-dilution provisions. See “Options Exercised and Stock Vested” table for the Special Dividend received in cash by certain NEOs.

Vested Performance-Based Restricted Stock Units Under Prior Grants

The PBRSUs awarded to certain NEOs in fiscal 2020 and fiscal 2021 (“Prior Grants”) have identical vest schedules as the fiscal 2022 awards. The following tables provide the number of PBRSUs that were earned by the NEOs pursuant to the Prior Grants (third tranche of the fiscal 2020 grant and the second tranche of the fiscal 2021 grant) upon certification of fiscal 2022 performance by the Compensation Committee in April 2023. The maximum payout under the fiscal 2020 grant was 200% and fiscal 2021 grant was approximately 197%.

Fiscal 2020 Grant

Name	Fiscal 2020 Performance- Based RSUs @Target	% Achieved	Performance- Based RSUs Earned for Fiscal 2022 Performance
Vivek Sankaran(1)	N/A	N/A	N/A
Sharon McCollam(2)	N/A	N/A	N/A
Susan Morris	47,473	200%	94,946
Juliette Pryor	33,552	200%	67,104
Anuj Dhanda	20,345	200%	40,690

(1)	As discussed under “Discussion of the Terms of the Employment Agreements with our NEOs - Vivek Sankaran” Mr. Sankaran was granted equity awards in fiscal 2019 that were intended to cover his initial employment term. As a result, Mr. Sankaran was not granted any additional annual equity awards in fiscal 2019, fiscal 2020 or fiscal 2021. However, in fiscal 2022, Mr. Sankaran received annual equity grants.

(2)	Ms. McCollam joined the Company in fiscal 2021.

Fiscal 2021 Grant

Name	Fiscal 2021 Performance- Based RSUs @Target	% Achieved	Performance Based RSUs Earned for Fiscal 2022 Performance
Vivek Sankaran(1)	N/A	N/A	N/A
Sharon McCollam	40,623	197.07%	80,056
Susan Morris	31,312	197.07%	61,707
Juliette Pryor	17,892	197.07%	35,260
Anuj Dhanda	15,656	197.07%	30,853

(1)	As discussed under “Discussion of the Terms of the Employment Agreements with our NEOs - Vivek Sankaran” Mr. Sankaran was granted equity awards in fiscal 2019 that were intended to cover his initial employment term. As a result, Mr. Sankaran was not granted any additional annual equity awards in fiscal 2019, fiscal 2020 or fiscal 2021. However, in fiscal 2022, Mr. Sankaran received annual equity grants.

Time-Based Restricted Stock Units

TBRSUs enable us to retain highly qualified individuals while tying their pay to continued growth of the Company over the long-term. The term of the TBRSU awards is generally three years, typically vesting one-third annually on the last date of the fiscal year over the three-year period, subject to continuous employment of the participant through the vest dates.

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Deferred Compensation Plan

For fiscal 2022, our NEOs were eligible to participate in the Albertsons Companies Deferred Compensation Plan and Mmes. Morris and Pryor and Mr. Dhanda were the only participants. See “Nonqualified Deferred Compensation” table below for information with regard to the participation of the NEOs in the Deferred Compensation Plan.

401(k) Plan

The Albertsons Companies 401(k) Plan (the “ACI 401(k) Plan”) permits eligible employees to make voluntary, pre-tax employee contributions and/or voluntary after-tax Roth contributions up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution equal to a pre-determined percentage of an employee’s contributions, subject to applicable tax limitations. Eligible employees who elect to participate in the ACI 401(k) Plan are generally 50% vested upon completion of two years of service and 100% vested after three years of service in any discretionary matching contribution, and fully vested at all times in their employee contributions. For the 2022 plan year, our Board set a matching contribution rate equal to 50% of an employee’s contribution up to 7% of total compensation (base salary plus cash bonus).

Other Benefits

The NEOs participate in the health and dental coverage, Company-paid term life insurance, disability insurance, paid time off and paid holidays programs applicable to other associates in their locality. We also maintain a relocation policy applicable to associates who are required to relocate their residence. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

Perquisites

Except as otherwise noted below, the NEOs generally are not entitled to any perquisites that are not otherwise available to all of our employees.

All NEOs are eligible for an executive physical.

Mr. Sankaran is entitled to the use of our corporate aircraft for up to 50 hours per year for himself, his family members and guests at no cost to him, other than the payment of income tax on such usage at the lowest permissible rate.

For fiscal 2022, Ms. McCollam was eligible for financial and tax planning services and/or executive physical up to a maximum annual amount of $8,000.

Stock Ownership Guidelines and Restrictions on Trading

To more closely align the interests of senior management with the interests of our stockholders, the Board has adopted stock ownership guidelines. These guidelines require certain senior executives to acquire and hold a minimum dollar value of our Common Stock as set forth below:

Employee Level	Applicable Multiple
Chief Executive Officer		6x base salary
Executive Vice President		3x base salary
Senior Vice Presidents and Division Presidents		1x base salary

All covered individuals are expected to achieve the target level within five years from the later of June 30, 2020, or appointment to their positions. Until the requirements are met, covered individuals, including the NEOs, must hold 50% of Common Stock received upon the (i) vesting and settlement of performance shares or performance stock units; (ii) vesting of shares of restricted stock; and (iii) vesting and settlement of RSUs, except those necessary to pay applicable taxes.

Our Insider Trading Policy prohibits our officers and directors from engaging, directly or indirectly, in any speculative transactions involving Company securities, including short sales and buying or selling put or call options on Company securities, or entering into any derivative contracts. Any pledge or hedge of Company securities must be pre-cleared by the Company.

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Recoupment Policy

We have a recoupment and forfeiture policy. It provides that if an executive at the level of Senior Vice President or higher (including Division President) engaged, directly or indirectly, in fraudulent or other misconduct that caused a material restatement of the Company’s financials or required the recalculation of the performance achieved by the Company then, upon written notice from, and as determined by, the Compensation Committee, the executive will reimburse the Company for the amounts that would not have been paid or earned or gains realized if the error had not occurred. Alternatively, the Compensation Committee can also adjust any unpaid compensation or cancel or rescind outstanding vested or unvested awards. This recoupment policy applies to those amounts paid by the Company within the three-year period prior to the detection of the error. This policy will be modified or otherwise updated to comply with the rules recently finalized by the SEC and the NYSE.

Retention Agreements

The Company entered into retention agreements with Mmes. McCollam, Morris and Pryor and Mr. Dhanda on March 1, 2023 in connection with the proposed Merger. Pursuant to their respective retention agreements, Mmes. McCollam, Morris and Pryor and Mr. Dhanda were granted special retention incentive awards (each, a “SRI Award”) in the amounts of $4 million, $4 million, $2 million and $1 million, respectively.

Each SRI Award will be payable in cash in two equal installments. The first installment will be payable on the closing date of the Merger and the second installment will be payable six months thereafter, subject to the executive’s continued employment through the applicable payment dates with the surviving corporation of the Merger (or such other affiliate that employs the executive after the closing of the Merger). If an executive is terminated on or after the closing date of the Merger, any unpaid SRI Award will become payable (i) if the executive was terminated without “cause,” (ii) due to the executive’s “death or disability,” or (iii) if the executive resigned for “good reason” (each term as defined in the executive’s respective employment agreement). The retention agreements include customary restrictive covenants of nondisclosure, non-disparagement, non-solicitation and non-competition (as applicable). The restrictive covenants survive a termination of employment for a period of twelve months. In the event the Merger agreement is terminated, the SRI Award will be paid in two equal installments with the first installment to be paid on the later of (a) the Merger agreement termination date or (b) October 13, 2024, and the second installment to be paid on the later of (x) the Merger agreement termination date or (y) October 13, 2025.

The Process of Setting Executive Compensation

Role of the Compensation Committee and the Compensation Consultant

The Compensation Committee oversees and provides strategic direction to management regarding all aspects of our pay program for senior executives. It sets the compensation of the CEO and the non-CEO NEOs. The Compensation Committee conducts and reviews with the Board an annual evaluation of the performance of the CEO and determines and approves the CEO’s compensation based on this evaluation. The Compensation Committee takes into consideration the results of the most recent say-on-pay vote when it determines CEO compensation.

Each year the Compensation Committee engages in extensive executive compensation discussions with our independent compensation consultant to review best practices and receive a competitive assessment of executive compensation compared to peers. The Committee reviews total compensation and approves each of the elements of executive compensation, and reviews whether compensation programs and practices carry undue risk. During fiscal 2022, the Compensation Committee continued to engage FW Cook as its independent compensation consultant. FW Cook evaluates the competitiveness of the design of the Company’s executive compensation program and recommends appropriate changes, reviews the competitiveness of the compensation of the NEOs and certain other executive officers, evaluates market pay data and competitive-positioning, provides analyses and inputs on program structure, performance measures, and goals, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various management proposals presented to the Compensation Committee related to executive compensation and provides objective analysis and recommendations, and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment. FW Cook does not perform other services for the Company and will not do so without the prior consent of the Compensation Committee. FW Cook meets with the Compensation Committee, outside the presence of management, in executive sessions.

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Role of Management and the CEO in Setting Executive Compensation

The Compensation Committee solicits the views of our CEO when making compensation decisions for other NEOs (except his own). None of our NEOs participate in their own compensation discussion.

Use of Peer Data in Setting Our Executive Compensation

The Compensation Committee believes our NEOs’ compensation should be aligned to similarly situated executives within a peer group of companies in order to attract, retain and motivate the highest caliber executive management team critical to our long-term success. While we do not rely solely on benchmark compensation to establish target pay levels, FW Cook conducts a review, annually, of the compensation programs of peers selected based on size-appropriate comparators operating in retail industries (the “peer group”) that are also traded publicly. We believe the resulting peer group provides the Compensation Committee with a valid comparison for the Company’s executive compensation program.

Our compensation peer group for fiscal 2022 remained the same as fiscal 2021 and was as follows:

Best Buy Costco CVS Dollar General Dollar Tree	Home Depot Kroger Lowe’s Companies Starbucks Sysco	Target TJX Companies Walgreens

Compensation Risk Assessment

Our compensation program motivates our leaders to perform and engages them in the Company’s success which contributes to stockholder value. We believe our approach to compensation helps mitigate excessive risk-taking that could harm stockholder value or reward poor judgment by our executives. Below are some highlights of the Company’s compensation program which mitigate risks associated with compensation:

●	balance between “short- and long-term” pay and “fixed and variable” pay;

●	performance-based payouts within range of competitive practices;

●	company performance measured against objective, pre-determined financial metrics;

●	capped payout levels for incentive compensation;

●	stock ownership guidelines for directors, NEOs and upper management;

●	recoupment and forfeiture policy for upper management; and

●	solicitation of stockholder feedback about our compensation programs on an annual basis.

Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that the compensation program does not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at-risk.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the 2022 Form 10-K. The Board has approved the recommendation.

Compensation Committee

Kim Fennebresque (Chair)
Brian Kevin Turner
Mary Elizabeth West

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Summary Compensation Table

The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Vivek Sankaran Chief Executive Officer	2022	1,500,000	—	9,499,985	4,904,692	198,453	16,103,130
	2021	1,500,000	2,500,000	—	4,500,000	139,520	8,639,520
	2020	1,500,000	2,500,000	—	4,343,244	140,091	8,483,335
Sharon McCollam President and Chief Financial Officer	2022	1,000,000	—	4,000,021	2,335,569	5,378	7,340,968
	2021	476,923	2,000,000	7,999,986	1,201,923	30,489	11,709,321

Susan Morris Executive Vice President and Chief Operations Officer	2022	1,000,000	172,637	4,000,021	1,868,454	105,756	7,146,868
	2021	1,000,000	91,597	3,500,018	2,000,000	146,498	6,738,113
	2020	900,000	91,597	4,598,031	1,737,298	60,340	7,387,266
Juliette Pryor Former Executive Vice President, General Counsel and Secretary	2022	725,000	875,000	1,999,982	1,354,630	63,167	5,017,779
	2021	725,000	875,000	2,000,000	1,450,001	21,856	5,071,857
	2020	515,865	1,500,000	2,814,286	981,220	5,000	5,816,370
Anuj Dhanda Executive Vice President and Chief Technology and Transformation Officer	2022	750,000	—	2,500,021	1,401,341	75,900	4,727,262
	2021	700,000	3,057,253	1,749,990	1,400,000	139,646	7,046,889

(1)	Reflects the fiscal years ended February 25, 2023, February 26, 2022, and February 27, 2021. Since Mr. Dhanda was not a NEO in fiscal 2020, per the rules of the SEC his compensation for fiscal 2020 has not been disclosed. Ms. Pryor resigned from the Company effective April 29, 2023.

(2)	Ms. McCollam was hired on September 7, 2021. The amount shown for fiscal 2021 reflects the pro-rata amount based on an annual salary of $1,000,000. Ms. Pryor was hired on June 15, 2020. The amount shown for fiscal 2020 reflects the pro-rata amount based on an annual salary of $725,000.

(3)	Retention bonuses, sign-on bonuses and tax bonuses paid to the NEOs as set forth in the table below. During each of the fiscal years, Ms. Morris received tax bonuses equal to 4% of the grant date fair market value of certain pre-IPO TBRSU grants upon their vest. Ms. Pryor received her sign-on bonus of $3.2 million over the three fiscal years. In fiscal 2021, Mr. Dhanda received a retention award bonus in the form of 129,590 TBRSUs that will vest fully on August 5, 2024 and the reported amount includes the grant date fair market value of the restricted stock units.

Name	Fiscal Year	Retention Bonus ($)	Sign On Bonus ($)	Tax Bonus ($)
Vivek Sankaran	2022	—	—	—
	2021	2,500,000	—	—
	2020	2,500,000	—	—
Sharon McCollam	2022	—	—	—
	2021	—	2,000,000	—
Susan Morris	2022	—	—	172,637
	2021	—	—	91,597
	2020	—	—	91,597
Juliette Pryor	2022	—	875,000	—
	2021	—	875,000	—
	2020	—	1,500,000	—
Anuj Dhanda	2022	—	—	—
	2021	3,000,009	—	57,244
	2020	—	—	—

(4)	Reflects the aggregate grant date fair market values of the equity awards at target.

Prior to the Company’s IPO, the fair value of equity-based compensation awards in fiscal 2020 was determined using an option pricing model, adjusted for lack of marketability and using an expected term or time to liquidity based on judgments by management. Following the Company’s IPO, the grant date fair market values were determined based on the closing price per share of Common Stock on May 12, 2021 of $18.63, on August 5, 2021 of $23.15, on September 7, 2021 of $33.50, on September 9, 2021 of $32.17 and on February 28, 2022 of $29.15.

See Notes 1 and 10—Equity-Based Compensation in our audited consolidated financial statements included in our 2022 Form 10-K for a discussion of the assumptions used in the valuation of such awards pursuant to FASB ASC Topic 718.

Albertsons Companies	61	2023 Proxy Statement

As required by the rules of the SEC, the grant date fair market values assuming the maximum level of performance for the PBRSUs are as follows:

Name	Fiscal 2022	Fiscal 2021	Fiscal 2020
Vivek Sankaran	$9,499,985	N/A	N/A
Sharon McCollam	$4,000,021	$7,999,985	N/A
Susan Morris	$4,000,021	$3,500,018	$4,597,285
Juliette Pryor	$1,999,981	$2,000,005	$2,814,285
Anuj Dhanda	$2,500,020	$1,749,990	N/A

(5)	Reflects amounts paid to the NEOs under our bonus program for the applicable fiscal year. For a discussion of our cash bonus structure see “Compensation Discussion and Analysis—Cash Bonus.”

(6)	Excludes DERs which are factored into the grant date fair value of disclosed equity awards. A detailed breakdown of “All Other Compensation” for fiscal 2022 is provided in the table below:

Name	Fiscal Year	Aircraft ($)(a)	Life Insurance ($)	Other Payments ($)(b)	Financial/ Tax Planning ($)	Deferred Compensation Plan Company Contribution ($)(c)	401(k)Plan Company Contribution ($)	Total ($)
Vivek Sankaran	2022	194,697	3,756	—	—	—	—	198,453
Sharon McCollam	2022	—	5,378	—	—	—	—	5,378
Susan Morris	2022	—	—	—	4,608	91,398	9,750	105,756
Juliette Pryor	2022	—	4,727	—	—	58,440	—	63,167
Anuj Dhanda	2022	—	—	43	—	66,107	9,750	75,900

(a)	The aggregate incremental cost to us for personal use of Company aircraft.

(b)	Miscellaneous payments.

(c)	Contributions to the NEO’s Deferred Compensation Plan account in an amount equal to the excess of the amount we would contribute to the ACI 401(k) Plan as a Company contribution on the NEO’s behalf for the plan year without regard to any limitations imposed by the Internal Revenue Code based on the NEO’s compensation over the amount of our actual contributions to the ACI 401(k) Plan for the plan year.

Albertsons Companies	62	2023 Proxy Statement

Grants of Plan Based Awards

The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Units(5)(#)	Grant Date Fair Value of Stock Awards ($)(6)
Name	Approval Date(1)	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Sankaran			656,250	2,625,000	5,250,000
	2/24/2022	2/28/2022				122,213	162,950	325,900		4,749,993
	2/24/2022	2/28/2022							162,950	4,749,993
Sharon McCollam			312,500	1,250,000	2,500,000
	2/24/2022	2/28/2022				51,458	68,611	137,222		2,000,011
	2/24/2022	2/28/2022							68,611	2,000,011
Susan Morris			250,000	1,000,000	2,000,000					—
	2/24/2022	2/28/2022				51,458	68,611	137,222		2,000,011
	2/24/2022	2/28/2022							68,611	2,000,011
Juliette Pryor			181,250	725,000	1,450,000
	2/24/2022	2/28/2022				25,729	34,305	68,610		999,991
	2/24/2022	2/28/2022							34,305	999,991
Anuj Dhanda			187,500	750,000	1,500,000
	2/24/2022	2/28/2022				32,162	42,882	85,764		1,250,010
	2/24/2022	2/28/2022							42,882	1,250,010

(1)	The dates the Compensation Committee approved the grants of the long-term incentive awards.

(2)	The grant date of the equity awards.

(3)	Amounts represent the range of cash bonus awards the NEO was potentially entitled to receive based on the achievement of performance goals for fiscal 2022 under our Corporate Incentive Plan. See “Compensation Discussion and Analysis—Cash Bonus” for a description of the bonus process and the target bonus opportunities of each NEO for 2022. The amounts actually paid are reported in the Summary Compensation Table. See Key NEO Compensation Decisions for Fiscal 2022 for the percentage of target compensation paid as cash bonus.

(4)	The reported numbers are PBRSUs granted pursuant to the annual award. See “Compensation Discussion and Analysis— Long-Term Incentive Award Programs” for a description of the terms of the PBRSUs.

(5)	The reported numbers are TBRSUs granted pursuant to the annual award. See “Compensation Discussion and Analysis— Long-Term Incentive Award Programs” for a description of the terms of the TBRSUs.

(6)	The grant date fair values of the TBRSUs and the PBRSUs were determined using the closing price of Common Stock on February 28, 2022 of $29.15 per share.

See Notes 1 and 10—Equity Based Compensation in our audited consolidated financial statements included in our 2022 Form 10-K for a discussion of the assumptions used in the valuation of such awards pursuant to FASB ASC Topic 718.

Albertsons Companies	63	2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(2)
Vivek Sankaran	469,377	(4)	9,500,190	485,747	(5)	9,831,519
Sharon McCollam	226,623	(6)	4,586,850	149,859	(7)	3,033,146
Susan Morris	188,962	(8)	3,824,591	178,707	(9)	3,617,030
Juliette Pryor	137,121	(10)	2,775,329	103,642	(11)	2,097,714
Anuj Dhanda	278,513	(12)	5,637,103	94,538	(13)	1,913,449

(1)	Includes (i) TBRSUs, and (ii) PBRSUs pursuant to Prior Grants that have been earned based on certification by the Compensation Committee and will vest upon the completion of the term of the full award and continued service through the applicable vesting date, and (iii) related DERs. The reported number for Mr. Sankaran includes his performance-based restricted stock.

(2)	Based on closing price of $20.24 per share of Common Stock as of February 27, 2023.

(3)	Reflects PBRSUs pursuant to Prior Grants and fiscal 2022 awards that may be earned based upon certification by the Compensation Committee of the performance achieved for the respective fiscal year and will vest subject to continued service through the applicable vesting date. The numbers have been reported at target. The reported number for Mr. Sankaran includes his performance-based restricted stock. See tables on page 56 for the number of PBRSUs that were earned based on fiscal 2022 performance upon certification by the Compensation Committee.

(4)	Reflects 215,198 shares of restricted stock that vested on April 25, 2023, 107,599 shares of restricted stock that will vest on April 25, 2024, 73,446 shares of RSUs that will vest on February 24, 2024, 73,134 shares of RSUs that will vest on February 22, 2025, provided Mr. Sankaran is employed on the applicable vesting dates.

(5)	Reflects 215,198 shares of performance-based restricted stock subject to fiscal 2022 performance, 107,599 shares of performance-based restricted stock subject to fiscal 2023 performance, 54,316 shares of PBRSUs subject to fiscal 2022 performance, 54,317 shares of PBRSUs subject to fiscal 2023 performance, and 54,317 shares of PBRSUs subject to fiscal 2024 performance.

(6)	Reflects 86,124 TBRSUs that will vest on February 24, 2024, and 30,793 TBRSUs that will vest on February 22, 2025, provided Ms. McCollam is employed on the applicable vesting date. Also, reflects 109,706 PBRSUs earned pursuant to the fiscal 2021 award.

(7)	Reflects 63,493 PBRSUs subject to fiscal 2022 performance, 63,495 PBRSUs subject to fiscal 2023 performance, and 22,871 PBRSUs subject to fiscal 2024 performance.

(8)	Reflects 73,610 TBRSUs that will vest on February 24, 2024 and 30,793 TBRSUs that will vest on February 25, 2025 provided Ms. Morris is employed on the applicable vesting dates. Also, reflects 84,559 PBRSUs earned pursuant to the fiscal 2021 award.

(9)	Reflects 101,655 PBRSUs that were subject to fiscal 2022 performance, 54,181 PBRSUs subject to fiscal 2023 performance, and 22,871 PBRSUs subject to fiscal 2024 performance.

(10)	Reflects 33,552 TBRSUs that will vest on June 15, 2023, 39,851 TBRSUs that will vest on February 24, 2024, and 15,400 TBRSUs that will vest on February 22, 2025 provided Ms. Pryor is employed on the applicable vesting dates. Also, reflects 48,318 PBRSUs earned pursuant to the fiscal 2021 award.

(11)	Reflects 62,879 PBRSUs that were subject to fiscal 2022 performance, 29,328 PBRSUs subject to fiscal 2023 performance, and 11,435 PBRSUs subject to fiscal 2024 performance.

(12)	Reflects 40,670 TBRSUs that will vest on February 24, 2024, 176,318 TBRSUs that will vest on August 5, 2024, and 19,245 TBRSUs that will vest on February 22, 2025 provided Mr. Dhanda is employed on the applicable vesting dates. Also, reflects 42,280 PBRSUs earned pursuant to the fiscal 2021 award.

(13)	Reflects 50,295 PBRSUs that were subject to being earned based on fiscal 2022 performance, 29,949 PBRSUs that may be earned based on fiscal 2023 performance, and 14,294 PBRSUs that may be earned based on fiscal 2024 performance.

Albertsons Companies	64	2023 Proxy Statement

Option Exercises and Stock Vested

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Vivek Sankaran	719,039	20,305,592
Sharon McCollam	127,205	2,939,342
Susan Morris	530,828	14,406,052
Juliette Pryor	91,570	2,298,082
Anuj Dhanda	172,271	4,477,468

(1)	Excludes performance-based restricted stock and PBRSUs related to Prior Grants that vested upon certification by the Compensation Committee in April 2023 based on fiscal 2022 performance. Includes DERs issued for regular quarterly dividends as well as for the Special Dividend. Excludes the Special Dividend paid in cash to Ms. Morris and Mr. Dhanda related to equity awards without DERs that vested during fiscal 2022.

(2)	Calculated based on the closing price of Common Stock on the vesting date multiplied by the number of vested shares.

Nonqualified Deferred Compensation

The following table shows the executive and Company contributions, earnings and account balances for the NEOs under the Deferred Compensation Plans during fiscal 2022. The Deferred Compensation Plans are nonqualified deferred compensation arrangements intended to comply with Section 409A of the Code. See “Compensation Discussion and Analysis—Deferred Compensation Plan” for a description of the terms and conditions of the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Deferred Compensation Plans are subject to claims of our creditors.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Vivek Sankaran	—	—	—	—	—
Sharon McCollam	—	—	—	—	—
Susan Morris	131,203	91,398	(130,319)	—	1,600,644
Juliette Pryor	447,779	58,440	(43,538)	—	888,945
Anuj Dhanda	1,532,139	66,107	(136,212)	—	3,013,191

(1)	All executive contributions represent amounts deferred by each NEO under a Deferred Compensation Plan and are included as compensation in the Summary Compensation Table. All Company contributions are reported under “All Other Compensation” in the Summary Compensation Table. See footnote (6) of the Summary Compensation Table.

(2)	These amounts are not reported in the Summary Compensation Table as none of the earnings are based on interest above the market rate.

Albertsons Companies	65	2023 Proxy Statement

Discussion of the Terms of the Employment Agreements with Our NEOs

Below is a summary of the key provisions under the employment agreements with our NEOs.

Vivek Sankaran

Term and Renewal Provisions. Mr. Sankaran’s employment agreement had an initial term of three years with an automatic renewal for additional one-year periods at the end of each year until the termination of his employment.

Salary and Bonus. Mr. Sankaran is entitled to receive an annual base salary subject to increase from time to time as determined by our Board or the Compensation Committee. He is also eligible to receive a cash bonus for the fiscal year in an amount determined by the Board or Compensation Committee.

Equity Awards. Following the completion of the initial term of three years of his employment, Mr. Sankaran is eligible to receive equity-based incentive awards at such times and subject to such terms and conditions, as equity-based incentive awards made to other senior executives of the Company.

Conversion to Restricted Stock. Upon the consummation of our IPO, Mr. Sankaran’s Class B-1 Units converted into 968,391 shares of restricted Common Stock (the “Time-Based Restricted Stock”) and Mr. Sankaran’s Class B-2 Units converted into 968,391 shares of restricted Common Stock (the “Performance-Based Restricted Stock”, and together with the Time-Based Restricted Stock, the “Restricted Stock”) of the Company and continue to vest in accordance with the vesting schedule described below.

Terms of Time-Based Restricted Stock.

●	Mr. Sankaran’s Time-Based Restricted Stock will vest in equal installments on each of the first, second, third, fourth and fifth anniversaries of his Commencement Date.

●	If, prior to a change in control, Mr. Sankaran’s employment terminates due to his death or disability, Mr. Sankaran will become vested in the number of Time-Based Restricted Stock that would have vested on the next anniversary of the grant date, prorated based on the number of days of service during the period commencing on the prior anniversary of the grant date and ending on the date of Mr. Sankaran’s termination of employment.

●	If, prior to a change in control, Mr. Sankaran’s employment is terminated by us without “cause” or Mr. Sankaran resigns for “good reason” (as defined in the Sankaran Employment Agreement), Mr. Sankaran will become vested in the Time-Based Restricted Stock that he would have become vested on the next anniversary of the grant date following such termination of employment.

●	If following a change in control, Mr. Sankaran’s employment terminates due to his death or disability, Mr. Sankaran will become fully vested in all unvested Time-Based Restricted Stock.

●	If Mr. Sankaran’s employment is terminated by us without cause or Mr. Sankaran resigns for good reason following a change in control or within the 180-day period immediately prior to a change in control, Mr. Sankaran will become fully vested in the Time-Based Restricted Stock.

●	If Mr. Sankaran’s employment terminates due to our non-renewal of the term, Mr. Sankaran will become vested in any Time-Based Restricted Stock that would have vested during the 13-month period following such termination of employment.

Albertsons Companies	66	2023 Proxy Statement

Terms of Performance-Based Restricted Stock.

●	Mr. Sankaran’s Performance-Based Restricted Stock are divided into three equal tranches, each of which will vest in installments:

●	the first tranche, consisting of one-third of the Performance-Based Restricted Stock, vested at the end of each of fiscal 2019, fiscal 2020 and fiscal 2021;

●	the second tranche, consisting of one-third of the Performance-Based Restricted Stock, vested at the end of each of fiscal 2020, fiscal 2021 and fiscal 2022; and

●	the third tranche, consisting of one-third of the Performance-Based Restricted Stock, vested or will vest at the end of each of fiscal 2021, fiscal 2022 and fiscal 2023, in each case based on our attainment of performance criteria for each applicable fiscal year, and in each case subject to Mr. Sankaran’s continued employment with the Company through the applicable vest date.

Terms of Time-Based and Performance-Based Restricted Stock Units

As discussed in the CD&A, Mr. Sankaran was granted the annual equity award in fiscal 2022. The TBRSUs and PBRSUs subject to his fiscal 2022 grant are governed by the terms of the Company’s equity award agreements. See discussion under “Potential Payments Upon Termination of Employment’ for details regarding the treatment of equity awards upon termination of employment.

Benefits. Mr. Sankaran is entitled, if and to the extent eligible, to participate in the Company’s benefit plans that are available to other senior executives of the Company and on the same terms as such other executives. In addition, for Mr. Sankaran only, the Company maintains a $5 million life insurance policy.

Perquisites. During the term of his employment, Mr. Sankaran is entitled to the use of a corporate aircraft for up to fifty (50) hours per year for his personal use, his family members and guests at no cost to him except to pay income taxes at the lowest permissible rate.

Sharon McCollam

Term and Renewal Provisions. Ms. McCollam’s employment agreement has an initial term of three years with an automatic renewal for additional one-year periods at the end of each year until the termination of her employment.

Salary and Bonus. Ms. McCollam is entitled to receive an annual base salary subject to increase from time to time as determined by our Board or the Compensation Committee. She is also eligible to receive a cash bonus for the fiscal year in an amount determined by the Board or Compensation Committee.

Equity Awards. During the Term (as defined in Ms. McCollam’s employment agreement), Ms. McCollam is eligible to receive an annual equity award grant with a fair market value of not less than $4 million with a 50-50 split between TBRSUs and PBRSUs.

Expense Reimbursement. Ms. McCollam is entitled to receive up to a maximum of $8,000, subject to increase or decrease by the Compensation Committee, for preparation of tax returns or physical examination.

Employment Agreements with Other NEOs

During fiscal 2022, the Compensation Committee approved a form employment agreement for senior Company executives, as applicable, except for Mr. Sankaran and Ms. McCollam. Accordingly, effective July 20, 2022 (the “Effective Date”), the Company entered into respective employment agreements with Mme. Morris and Pryor and Mr. Dhanda (each, a “New Employment Agreement” and collectively, the “New Employment Agreements”). The New Employment Agreements amend and restate the respective employment agreements of Ms. Morris and Mr. Dhanda dated May 1, 2019 and Ms. Pryor dated June 15, 2020 (collectively, the “Original Employment Agreements”) which were due to expire January 30, 2023.

Albertsons Companies	67	2023 Proxy Statement

The New Employment Agreements amended the Original Employment Agreements to, among others, make the following changes:

Term. The term of the New Employment Agreements shall continue until termination of the executive’s employment.

Termination provisions and benefits. The executive can terminate employment, subject to certain notice and cure provisions, on the basis of Good Reason (as defined in the New Employment Agreement) in the event of (i) a material reduction in the executive’s base salary or target bonus opportunity, unless such decrease is part of a temporary, uniform reduction in salary for all executive officers of the Company that is undertaken in the reasonable business judgment of the Board, based on the Company’s financial performance or a reasonably anticipated economic downturn; (ii) relocation of the executive’s principal location of work to any location that is in excess of thirty (30) miles from the executive’s principal work location on the Effective Date; or (iii) a material diminution in the executive’s authority, responsibilities or duties. The executive shall also be entitled to receive the bonus (on a pro-rata basis) upon termination for Good Reason or without Cause (as defined in the New Employment Agreement).

In the event the executive’s employment terminates due to death or Disability (as defined in the New Employment Agreement), the executive or the executive’s estate (in the case of the executive’s death), shall be entitled to receive a lump sum payment equal to the earned but unpaid portion of any bonus earned in respect of any performance period that is completed prior to the executive’s death or Disability.

The New Employment Agreements contain various covenants, including covenants related to confidentiality, non-competition and non-solicitation.

Potential Payments Upon Termination of Employment

The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination. The estimated payments disclosed in the tables following the narrative discussion exclude Accrued Benefits (defined below) accrued through February 25, 2023 that would be paid in the normal course of continued employment. The value of the equity awards is based on the terms of our equity award agreements and the closing price of our Common Stock on February 27, 2023 of $20.24 per share.

Ms. Pryor left the Company effective April 29, 2023. None of the enhanced severance payments and benefits under her employment agreement were triggered and she received the Accrued Benefits (defined below).

The treatment of equity awards for NEOs (including Mr. Sankaran’s fiscal 2022 equity grant) is set forth below:

	Termination due to Death or Disability	Termination – By Company with Cause/By Executive without Good Reason	Termination – By Company without Cause/By Executive for Good Reason	Termination due to Death or Disability and Change In Control	Termination – By Company without Cause/Good Reason and Change in Control
TBRSUs	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date	None	For Ms. McCollam only, accelerated vesting of TBRSUs that would vest on the next anniversary of the grant date after termination of service	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date
PBRSUs	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date	None	For Ms. McCollam only, vest of any PBRSUs that would have vested as of the last day of the fiscal year in which termination occurred based on the applicable accrual factor	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date

Albertsons Companies	68	2023 Proxy Statement

Termination by Company for cause, by the NEO without good reason or non-renewal of the employment agreement by the NEO: In the event the NEO’s employment is terminated by us for “cause” (as defined in each executive employment agreement) or under a voluntary termination without “good reason” (as defined in each executive employment agreement) or the NEO does not renew his or her employment agreement, the NEO will receive accrued but unpaid Base Salary through the date of termination, the earned but unpaid portion of any cash bonus in respect of any completed performance period prior to termination, payment for accrued but unused vacation days, vested benefits to which the executive is entitled to under the Company’s plans, programs or arrangements in which the executive participates and all reimbursable expenses (“Accrued Benefits”).

Termination by the Company without cause or by the executive for good reason: If Mr. Sankaran’s employment is terminated by us without cause or if he voluntarily resigns for good reason, Mr. Sankaran would be entitled to receive (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Mr. Sankaran’s base salary plus target bonus, (iii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (iv) payment of the unvested or unpaid portions of the sign-on retention award and (v) cost of reimbursement for health care for Mr. Sankaran and his dependents up to 18 months. In addition, as stated above, Mr. Sankaran will become vested in the Time-Based Restricted Stock that he would have become vested on the next anniversary of the grant date following such termination of employment.

If Ms. McCollam’s employment is terminated by us without cause or if she voluntarily resigns for good reason, Ms. McCollam would be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s base salary plus target bonus, (ii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid and (iii) cost of reimbursement for health care for Ms. McCollam and her dependents up to 18 months.

If Mr. Dhanda or Ms. Morris’ employment is terminated by us without cause or by the executive voluntarily for good reason, the executive would be entitled to (i) a lump sum payment in an amount equal to 200% of the sum of his or her base salary plus target bonus; (ii) earned but unpaid portion of any bonus earned in respect of any completed performance period completed prior to the termination date; (iii) a bonus that would have been earned based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid; and (iv) and reimbursement of the cost of continuation coverage of group health coverage for a period of 18 months.

All payments for termination by us without cause or by executive for good reason are subject to the execution of a release by the executive.

The following table provides the amounts payable to the NEOs upon severance without cause or for a good reason, assuming such triggering event occurred on February 25, 2023.

Name	Potential Payments Upon Termination By Company Without Cause or By Executive For Good Reason
	Base Salary	Bonus(1)	Health Coverage	Equity	Total
Vivek Sankaran	$8,250,000	$3,124,129	$30,372	$11,096,180	$22,500,681
Sharon McCollam	$4,500,000	$1,250,000	$30,659	$2,974,386	$8,755,045
Susan Morris	$4,000,000	$1,190,144	$23,010	$—	$5,213,154
Anuj Dhanda	$3,000,000	$892,608	$12,879	$—	$3,905,487

(1)	Includes quarterly cash bonus for Q4 fiscal 2022 and annual cash bonus for fiscal 2022.

Termination due to death or disability: If Mr. Sankaran’s employment terminates due to his death or is terminated due to his disability (as defined in each executive employment agreement), Mr. Sankaran or his legal representative, as appropriate, would be entitled to receive (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 25% of Mr. Sankaran’s base salary, (iii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (iv) payment of the unvested or unpaid portions of the sign-on retention award and (v) cost of reimbursement for health care for Mr. Sankaran and his dependents up to 18 months. Mr. Sankaran’s sign-on retention award was fully paid in fiscal 2021.

Albertsons Companies	69	2023 Proxy Statement

If Ms. McCollam’s employment terminates due to her death or is terminated due to her disability, Ms. McCollam or her legal representative, as appropriate, would be entitled to receive, (i) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (iii) a lump sum payment in an amount equal to 25% of Ms. McCollam’s base salary, and (iv) cost of reimbursement for health care for Ms. McCollam and her dependents up to 18 months.

If Mr. Dhanda or Ms. Morris’ employment is terminated due to death or disability, the executive or executive’s representative shall be entitled to receive a lump sum payment equal to (i) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid and (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination.

All payments for termination due to death or disability are subject to the execution of a release by the executive or his or her representative, as appropriate.

The following table provides the amounts payable to the NEOs upon severance due to death or disability, assuming such triggering event occurred on February 25, 2023.

Name	Potential Payments Upon Termination Due to Death or Disability
	Base Salary	Bonus(1)	Health Coverage	Equity	Total
Vivek Sankaran	$375,000	$3,124,129	$30,372	$7,864,746	$11,394,247
Sharon McCollam	$250,000	$1,487,680	$30,659	$7,484,462	$9,252,801
Susan Morris	$—	$1,190,144	$—	$7,309,259	$8,499,403
Anuj Dhanda	$—	$892,608	$—	$7,416,254	$8,308,862

(1)	Includes quarterly cash bonus for Q4 fiscal 2022 and annual cash bonus for fiscal 2022.

Termination Upon Change in Control: The following tables provide the amounts payable to the NEOs upon severance without cause, for a good reason or death or disability within 24 months following a Change in Control (as defined in the executive’s equity award agreements), assuming such triggering event occurred on February 25, 2023. Additionally, if Mr. Sankaran’s employment is terminated by us without cause or Mr. Sankaran resigns for good reason following a change in control or within the 180-day period immediately prior to a change in control, Mr. Sankaran will become fully vested in the Time-Based Restricted Stock.

Name	Potential Payments Upon Termination By Company Without Cause or By Executive For Good Reason after a Change in Control
	Base Salary	Bonus	Health Coverage	Equity	Total
Vivek Sankaran	$8,250,000	$3,124,129	$30,372	$18,987,864	$30,392,365
Sharon McCollam	$4,500,000	$1,250,000	$30,659	$7,484,462	$13,265,121
Susan Morris	$4,000,000	$1,190,144	$23,010	$7,309,259	$12,522,414
Anuj Dhanda	$3,000,000	$892,608	$12,879	$7,416,254	$11,321,741

Name	Potential Payments Upon Termination Due to Death or Disability after a Change in Control
	Base Salary	Bonus	Health Coverage	Equity	Total
Vivek Sankaran	$375,000	$3,124,129	$30,372	$18,987,864	$22,517,365
Sharon McCollam	$250,000	$1,487,680	$30,659	$7,484,462	$9,252,801
Susan Morris	$—	$1,190,144	$—	$7,309,259	$8,499,403
Anuj Dhanda	$—	$892,608	$—	$7,416,254	$8,308,862

Albertsons Companies	70	2023 Proxy Statement

Termination due to non-renewal of employment agreement by the Company: If Mr. Sankaran’s employment agreement is not renewed by us, he will be entitled to receive a lump sum cash payment equal to the sum of (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Mr. Sankaran’s base salary plus target bonus, and (ii) cost of reimbursement for health care for Mr. Sankaran and his dependents up to 18 months.

If Ms. McCollam’s employment terminates due to the employment agreement not renewed by us, she will be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s base salary plus target bonus, and (ii) cost of reimbursement for health care for Ms. McCollam and her dependents up to 18 months. The Initial Term of Ms. McCollam’s employment agreement is three years and subject to renewal in September 2024.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, the Company is providing information about the relationship of the annual total compensation of our median employee and the annual compensation of our CEO for fiscal 2022. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee, payroll data was collected for all employees, whether employed on a full-time, part-time, or seasonal basis, as of December 31, 2022, excluding the CEO. As permitted by the SEC, we excluded employee populations in jurisdictions outside of the United States comprising less than 5% of our total employees.

We used total W-2 compensation as we believe the use of W-2 compensation is a consistently applied compensation measure. Using this methodology, we determined that our median employee is a non-exempt, full-time hourly employee with an annual total compensation of $31,781 for fiscal 2022. The annual total compensation of our CEO for fiscal 2022, as reported in the Summary Compensation Table, was $16,103,130.

Based on the information set forth above, for fiscal 2022 the estimated ratio of the annual compensation of our CEO to the annual compensation of our median employee was 506 to 1. Refer to the CD&A for changes to, and considerations behind the compensation decisions, for Mr. Sankaran’s compensation for fiscal 2022, including the decision to grant Mr. Sankaran annual equity awards for the first time since fiscal 2019.

This pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules and guidance promulgated by the SEC as of the date of this proxy statement. We have derived this estimate based on our payroll and employment records, the compensation for our CEO as set forth in the Summary Compensation Table, and the methodologies described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance Disclosure

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and Non-PEO NEOs and certain financial performance metrics of the Company for the fiscal years listed below.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by our NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to our CD&A for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with Company performance.

Year	Summary Compensation Table Total for PEO($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in millions)	Adjusted EBITDA (in millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$16,103,130	$25,769,696	$6,058,219	$6,794,406	$186.27	$107.09	$1,513.5	$4,677.0
2021	$8,639,520	$27,635,047	$6,999,472	$13,173,472	$198.34	$131.03	$1,619.6	$4,398.4
2020	$8,483,335	$10,110,232	$6,452,961	$4,285,950	$105.93	$118.97	$850.2	$4,524.0

(b)	Reflects compensation amounts reported in the Summary Compensation Table for our PEO, Vivek Sankaran, for the respective fiscal years shown.

(c)	Reflects CAP to our PEO in each of fiscal 2022, 2021 and 2020, adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or company shares once the underlying award vests and are incorporated as applicable in the table below.

PEO	2020	2021	2022
Summary Compensation Table Total	$8,483,335	$8,639,520	$16,103,130
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$—	$—	$(9,499,985)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$—	$—	$6,617,534
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$1,084,598	$13,121,698	$(3,951,035)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$1,115,650
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$154,943	$5,021,645	$(1,100,738)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$387,356	$852,184	$16,485,140
Compensation Actually Paid Total	$10,110,232	$27,635,047	$25,769,696

(d)	Average of summary compensation paid to non-PEO NEOs during fiscal 2022, 2021 and 2020. Average taken across the non-PEO NEOs as follows:

2022: Sharon McCollam, Susan Morris, Juliette Pryor and Anuj Dhanda.

2021: Sharon McCollam, Robert Dimond, Anuj Dhanda, Susan Morris and Christine Rupp

2020: Robert Dimond, Susan Morris, Juliette Pryor and Christine Rupp

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(e)	Reflects average CAP to non-PEO NEOs in each of fiscal 2022, 2021 and 2020, adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or shares of our Common Stock once the underlying award vests and are incorporated as applicable in the table below.

NON-PEO NEOs	2020 Average	2021 Average	2022 Average
Summary Compensation Table Total	$6,452,961	$6,999,472	$6,058,219
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(3,659,455)	$(3,625,000)	$(3,125,012)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$840,571	$4,543,324	$2,176,832
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$601,439	$2,200,072	$(1,030,267)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$810,529	$410,153
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$50,434	$2,740,644	$(841,677)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$(521,955)	$—
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$—	$26,386	$3,146,158
Compensation Actually Paid Total	$4,285,950	$13,173,472	$6,794,406

(f)	For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ending on February 25, 2023, February 26, 2022 and February 27, 2021, respectively.

(g)	Represents the total cumulative stockholder return of S&P 500 Retail Index (“Peer Group TSR”) for the measurement periods ending on February 25, 2023, February 26, 2022 and February 27, 2021, respectively.

(h)	Reflects “Net Income” as reported in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended February 25, 2023, February 26, 2022 and February 27, 2021, respectively.

(i)	Company Selected Measure is Adjusted EBITDA which is described below.

Discussion of Information Presented in Pay Versus Performance Table

Below are graphs showing the relationship of CAP to our PEO and other NEOs in each of fiscal 2020, 2021 and 2022 to (1) both Company TSR and Peer Group TSR, (2) the Company’s net income and (3) the Company’s Adjusted EBITDA.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant increase to 2021 CAP). For a discussion of how our Compensation Committee assessed the Company’s performance and our NEOs’ pay each year, see our CD&A in this proxy statement and in the proxy statements for fiscal 2020 and fiscal 2021.

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Most Important Financial Performance Measures

The following financial performance measures represent, in the Company’s assessment, the most important financial measures the Company used to link compensation that we actually paid to our NEOs in fiscal 2022 as further described in our CD&A.

Measure	Nature	Explanation
Adjusted EBITDA	Financial	Adjusted EBITDA was the primary financial metric of our fiscal 2022 annual incentive, and we consider it to be an important indicator of our overall business performance. Adjusted EBITDA is calculated as earnings (net loss) before interest, income taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing our ongoing core performance.
Identical Sales (“ID Sales”)	Financial	ID Sales include stores operating during the same period in both the current year and the prior year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales. Acquired stores become identical on the one-year anniversary date of the acquisition.
Adjusted EPS	Financial	Adjusted EPS is calculated as Adjusted net income divided by the weighted average diluted Class A common shares outstanding, as adjusted to reflect all restricted stock units and awards outstanding for the period, as well as the conversion of Convertible Preferred Stock when it is antidilutive for GAAP. We define Adjusted net income as GAAP net income adjusted to eliminate the effects of items management does not consider in assessing our ongoing core performance.
Return on Invested Capital (“ROIC”)	Financial	ROIC is calculated as Adjusted ROIC operating income divided by average invested capital. Adjusted ROIC operating income is calculated using GAAP operating income and adding back certain items considered non-core or not applicable to the analysis of our returns. Specifically, Adjusted ROIC operating income adds back depreciation and amortization expense, rent expense, LIFO expense (income), (gains) loss on the sale of assets and other items that management does not consider in assessing our ongoing core operating income performance. Average Invested Capital is calculated as the sum of (1) the average of our total assets, (2) the average LIFO reserve and (3) the average accumulated depreciation and amortization; minus (1) the average taxes receivable, (2) the average trade accounts payable, (3) the average accrued salaries and wages and (4) the average other current liabilities, excluding accrued income taxes. Averages are calculated for ROIC by adding the beginning balance of the first quarter and the ending balance of the fourth quarter and dividing by two.

The information in this section shall not be deemed to be incorporated by reference into any future filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

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Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by:

●	each person known by us to own beneficially 5% or more of our outstanding shares of Common Stock;

●	each of our directors;

●	each of our NEOs; and

●	our directors and executive officers as a group.

We have based percentage ownership of our Common Stock on 575,630,760 shares of our Common Stock outstanding as of the Record Date, except as noted below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, none of the persons listed in the following table owns any securities that are convertible into Common Stock at his or her option currently or within 60 days of the Record Date. Unless otherwise indicated, the address for each 5% stockholder, director and executive officer listed below is c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706.

Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% Stockholders:
Cerberus Capital Management, L.P.(1)	151,818,680	26.4%
Directors:
Vivek Sankaran(2)	2,004,841	*
James Donald	2,474,836	*
Chan Galbato(1)	14,587	*
Sharon Allen(3)	168,755	*
Kim Fennebresque	101,426	*
Allen Gibson	34,421	*
Alan Schumacher(4)	101,926	*
Brian Kevin Turner	137,130	*
Mary Elizabeth West	18,267	*
Scott Wille(1)	18,620	*
Named Executive Officers:
Sharon McCollam	77,148	*
Susan Morris	608,827	*
Juliette Pryor (as of April 28, 2023)	180,836	*
Anuj Dhanda	382,186	*
All directors and executive officers as a group (19 Persons)	6,783,726	1.2%

*	Represents less than 1%.

(1)	Based on statements in Schedule 13G filed on February 14, 2023. Cerberus may be deemed to beneficially own the reported shares of Common Stock and filed the Schedule 13G on behalf of Cerberus Albertsons Incentive LLC (“Cerberus Albertsons”) and Cerberus Iceberg LLC (“Cerberus Iceberg”), each of which are funds managed by Cerberus and/or one or more of its affiliates.

Stephen Feinberg exercises voting and investment authority and may be deemed to have beneficial ownership of the reported shares. Messrs. Galbato and Wille are affiliated with Cerberus. The address for Cerberus is 875 Third Avenue, New York, New York 10022.

(2)	Includes 215,198 shares of restricted shares held by Mr. Sankaran individually and 1,721,584 shares of Common Stock held by Sankaran Family Ltd., a Texas limited partnership of which Mr. Sankaran is a limited partner. The address of the partnership is 2430 Victory Park. Lane #3203, Dallas, Texas 75219.

(3)	Includes 2,000 shares of Common Stock held by the Richard and Sharon Allen Trust (the “Allen Trust”). Sharon Allen, as trustee, is deemed to have voting and dispositive power over the securities held by the Allen Trust.

(4)	Certain of the shares are held by The Alan H. Schumacher Declaration of Trust Dated October 19, 2001 (the “Schumacher Trust”). Alan Schumacher, as trustee, is deemed to have voting and dispositive power over the shares held by the Schumacher Trust. The address for the Schumacher Trust is 10 Little Tomaka Way, Ormond Beach, Florida 32174.

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Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of February 25, 2023. All outstanding awards relate to our Common Stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity Awards (a)	Weighted- Average Exercise Price of Outstanding Equity Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	—	—	33,219,817
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	—	—	33,219,817

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2022, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that Mr. Gajial filed a late Form 4 on March 7, 2022 for a transaction consummated on February 28, 2022; Ms. Morris filed a late Form 4 on April 7, 2022 for a transaction consummated on February 28, 2022; each of Mmes. Allen, West, McCollam, Morris, Pryor, Saenz and Messrs. Fennebresque, Galbato, Gibson, Schumacher, Turner, Wille, Dhanda, Gajial, Larson, Sankaran and Theilmann filed late Form 4s on May 16, 2022 for transactions that were consummated on May 10, 2022; and Mr. Gajial filed a late Form 4 on September 13, 2022 for a transaction consummated on September 1, 2022.

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Questions and Answers About the Annual Meeting and Voting

1.	Why is the Annual Meeting being held online?

Conducting the meeting virtually will allow a larger number of our stockholders to participate in our Annual Meeting. This virtual meeting will provide the same rights and advantages that would be provided by a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

2.	Who is entitled to vote at the Annual Meeting?

Only holders of our Common Stock as of the Record Date are entitled to vote at our Annual Meeting. The shares must be held directly in the name of the stockholder of record or be held for the stockholder as the beneficial owner through a bank, broker or other intermediary. As of the Record Date, there were approximately 575,630,760 shares of Common Stock outstanding and entitled to vote.

3.	How do I attend the Company’s Annual Meeting?

To be admitted to the virtual-only Annual Meeting, stockholders as of the Record Date must use the following link: www.virtualshareholdermeeting.com/ACI2023 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders as of the Record Date will be able to vote shares electronically on all items to be considered at the Annual Meeting. Those without a 16-digit control number will be admitted to the virtual-only Annual Meeting as guests, but guests will not have the ability to vote or otherwise participate.

4.	What different methods can I use to vote?

If you are a stockholder of record, you may vote:

●	via the Internet – Visit www.proxyvote.com. Follow the instructions shown on your proxy card. Votes submitted via the internet must be received by 9:59 p.m. Mountain Daylight Time, on August 2, 2023;

●	by telephone — Follow the instructions shown on your proxy card. Votes submitted by telephone must be received by 9:59 p.m. Mountain Daylight Time, on August 2, 2023;

●	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or

●	by attending the virtual Annual Meeting — Follow the instructions on the Annual Meeting Website. You will need the control number printed on your proxy card. Submitting your proxy, whether via the Internet, by telephone, or by mail will not affect your right to vote at the virtual Annual Meeting should you decide to attend the Annual Meeting. If you are a beneficial holder, you may vote:

If you are a beneficial holder, you may vote:

●	by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 9:59 p.m. Mountain Daylight Time, on August 2, 2023; or

●	by attending the virtual Annual Meeting — If you wish to vote at the Annual Meeting, you will need to obtain a voting instruction form from your broker or bank that holds your shares of record. You will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

Albertsons Companies	79	2023 Proxy Statement

5.	How can I submit questions for the Annual Meeting?

If you have questions pertaining to the business of the Annual Meeting, you may submit it in advance of the Annual Meeting by visiting www.proxyvote.com beginning June 21 and until 9:59 p.m. Mountain Daylight Time, on July 31, 2023. You should have a proxy card or voting instruction form in hand when you access the website and follow the instructions. You may also ask questions during the Annual Meeting. In order to allow us to answer questions from as many stockholders as possible during the Annual Meeting, each stockholder will be limited to one (1) question. Questions pertinent to the business of the Annual Meeting will be read aloud and answered during the Annual Meeting, subject to time constraints. Appropriate questions received that are not addressed at the Annual Meeting will be posted, along with our responses, in the Investor Relations section of our website as soon as practical after the conclusion of the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or questions that are not directly related to the business of the Annual Meeting, you can contact us separately after the Annual Meeting through the Investor Relations section of our website.

6.	What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.

7.	Will the list of stockholders as of the Record Date be available during the Annual Meeting?

During the Annual Meeting, the list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing at www.virtualshareholdermeeting.com/ACI2023. Stockholders requesting access to the list will be asked to provide the 16-digit control number found on their proxy card or voting instruction form previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

8.	Why did I receive only a Notice of Internet Availability of Proxy Materials?

We are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about June 21, 2023, we mailed a Notice of Internet Availability of Proxy Materials to certain of our stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

9.	What is the purpose of holding the Annual Meeting?

We are holding the Annual Meeting to (1) elect 10 directors to hold office until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified, (2) ratify the selection of Deloitte and Touche as our independent registered public accounting firm for the 2023 fiscal year and (3) hold a non-binding, advisory vote on the compensation paid to our NEOs during fiscal 2022. If any other matters requiring a stockholder vote properly come before the Annual Meeting, those stockholders present at the Annual Meeting and the proxies who have been appointed by our stockholders will vote as they deem appropriate.

10.	What is the Record Date and what does it mean?

The Record Date for the Annual Meeting is June 7, 2023. The Record Date is established by the Board as required by Delaware law. Owners of record of our Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the Annual Meeting, and

(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

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11.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	Stockholder of record: If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.

(b)	Stockholder who holds stock in street name: If your shares are held by a broker or by a bank, you are considered to be a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.

12.	How many shares must be present to hold the Annual Meeting?

The representation, at the Annual Meeting or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting, if you vote via the Internet, by telephone, by mail or if you are represented by proxy. Abstentions, broker votes and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

13.	What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Vivek Sankaran and Sharon McCollam of the Company have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.

14.	What happens if I do not give specific voting instructions?

Stockholder of Record
If you are a stockholder of record and you do not:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

●	sign and return a proxy card with specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

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Beneficial Owner
If you own shares through a broker or bank and do not provide voting instructions to the broker or bank holding your shares, your broker or bank may represent your shares at the Annual Meeting for purposes of obtaining a quorum. Your broker or bank may vote your shares in its discretion on some “routine matters”. However, with respect to “non-routine matters”, your broker or bank may not vote your shares for you. With respect to these “non-routine matters”, the aggregate number of unvoted shares is reported as “broker non-votes”.

15.	Which proposals are called “routine” or “non-routine”?

Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte and Touche as the Company’s independent registered public accounting firm for the 2023 fiscal year (Proposal 2) is considered a “routine” matter, and the election of directors (Proposal 1) and the non-binding, annual advisory vote on executive compensation (Proposal 3) are considered “non-routine” matters.

16.	What are broker non-votes?

If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”

17.	How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific proposals.

18.	What is the voting requirement for each of the proposals?

Approval of Proposal 1: Since this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election by the shares present or represented by proxy and entitled to vote at the Annual Meeting.

Approval of Proposal 2: The ratification of the appointment of Deloitte and Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this item is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.

Approval of Proposal 3: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon.

19.	How does the Board recommend I vote?

The Board recommends that you vote:

●	FOR each of the nominees for director;

●	FOR the ratification of the appointment of Deloitte and Touche as our independent registered public accounting firm for the 2023 fiscal year; and

●	FOR the non-binding, advisory vote to approve our executive compensation.

Albertsons Companies	82	2023 Proxy Statement

20.	Can I revoke or change my proxy? If so, how?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.

If you are a stockholder of record, your proxy can be revoked in several ways:

●	by timely delivery of a written revocation to the Company Secretary;

●	by submitting another valid proxy bearing a later date; or

●	by attending the Annual Meeting and voting your shares before the polls close at the Annual Meeting.

If your shares are held in street name, you must contact your broker or bank in order to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting before the polls close at the Annual Meeting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.

21.	Who counts the votes?

The Company has retained a representative of Broadridge Financial Solutions to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

22.	Who pays for this proxy solicitation?

The Company pays for this proxy solicitation. We use Broadridge Financial Solutions, its agents, and brokers to distribute all proxy materials to our stockholders, and pay customary fees and expenses for such distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, to assist with the solicitation for a fee of $10,000 plus reasonable out-of-pocket expenses.

23.	Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2 and 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

24.	Where can I find the voting results?

Preliminary voting results are expected to be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Albertsons Companies	83	2023 Proxy Statement

Stockholder Proposals and Director Nominations for the 2024 Annual Meeting of Stockholders

Stockholders wishing to include a proposal for stockholder consideration in our 2024 proxy statement or bring business before our annual meeting of stockholders in 2024 must send notice to our Corporate Secretary at our principal executive offices at 250 Parkcenter Blvd., Boise, Idaho 83706 by registered, certified or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in our 2024 Proxy Statement

Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2024 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary at the address set forth above no later than the close of business on February 22, 2024. If the date of our 2024 annual meeting is more than 30 days before or after the anniversary date of August 3, 2023, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Other Stockholder Proposals or Nominations for Presentation at the 2024 Annual Meeting

Our bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our Board at an annual meeting of stockholders. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8 or to nominate one or more persons for election to our Board, the stockholder must deliver a written notice to our Corporate Secretary at the address above and provide the information required by the provisions of our bylaws dealing with stockholder proposals or director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than May 5, 2024 and no earlier than April 5, 2024. The requirements for such stockholder’s notice are set forth in our bylaws.

Candidates proposed by stockholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the Governance Committee under criteria similar to the evaluation of other candidates set forth above in “Corporate Governance-Board Composition-Director Qualifications.” Candidates submitted this way may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision.

Cerberus has director nomination rights pursuant to our Stockholders’ Agreement. See “Corporate Governance-Director Nomination Process-Nomination Rights and Support Obligations under Certain Agreements” above for more information.

Albertsons Companies	84	2023 Proxy Statement

Other Matters

Our Board does not presently intend to bring any other business before the meeting, and so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Availability of Report on Form 10-K

Our 2022 Form 10-K has been posted, and is available without charge, on our corporate website in the Investor Relations section. For stockholders receiving a Notice of Internet Availability, such notice will contain instructions on how to request a printed copy of our 2022 Form 10-K. For stockholders receiving a printed copy of this proxy statement, a copy of our 2022 Form 10-K has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2022 Form 10-K (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our stock. Requests can be made by writing to Corporate Secretary, c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706.

Incorporation by Reference

No information contained on or available through any website referenced in this proxy statement, our corporate website or any other website that we may maintain shall be deemed included or incorporated by reference into this proxy statement.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this proxy statement and the 2022 Form 10-K, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement and the 2022 Form 10-K, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706 or by phone at (208) 395-6200. If you participate in householding and wish to receive a separate copy of this proxy statement and the 2022 Form 10-K, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this proxy statement or the 2022 Form 10-K or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s stock sharing an address.

Albertsons Companies	85	2023 Proxy Statement

Transfer Agent Information

American Stock Transfer & Trust Company, LLC (“AST”) is the transfer agent for our Common Stock. AST can be reached at American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219, Attention: Shareholder Services, (800) 937-5449. You should contact AST if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address.

Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business, our industry and matters related to the Merger. They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include:

●	changes in macroeconomic conditions and uncertainty regarding the geopolitical environment;

●	rates of food price inflation or deflation, as well as fuel and commodity prices;

●	change in market interest rates and wage rates;

●	changes in retail consumer behavior, including in the digital space;

●	ability to attract and retain qualified associates and negotiate acceptable contracts with labor unions;

●	failure to achieve productivity initiatives, unexpected changes in our objectives and plans, inability to implement our strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to us, or at all;

●	uncertainties related to the Merger, including our ability to close the transactions contemplated by the Merger agreement, and the impact of the costs related to the Merger;

●	erosion of consumer confidence as a result of the Merger agreement;

●	litigation related to the transactions contemplated by the Merger agreement;

●	restrictions on our ability to operate as a result of the Merger agreement;

●	challenges in attracting, retaining and motivating our employees until the closing of the Merger;

●	availability and cost of goods used in our food products;

●	challenges with our supply chain;

●	operational and financial effects resulting from cyber incidents, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and

●	health epidemics and pandemics including the continued impact of the COVID-19 pandemic, about which there are still many unknowns and the extent of their impact on our business and the communities we serve including a significant reduction in the current levels of revenue from administering vaccines and providing test kits.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors (as more fully described in our 2022 Form 10-K under Part I – Item 1A. Risk Factors).

Albertsons Companies	86	2023 Proxy Statement

Albertsons
Market Street

ALBERTSONS COMPANIES | 250 Parkcenter Blvd. | Boise, ID 83706 | albertsonscompanies.com

SAFEWAY Albertsons VONS Jewel Osco ACME shaw's Tom Thumb United Supermarkets United Express Randalls Albertsons Market
PAVILIONS star market KINGS Market Street Haggen CARRS Andronico's Balducci's Amigos Lucky Albertsons

ALBERTSONS COMPANIES, INC.
250 PARKCENTER BLVD
BOISE, IDAHO 83706

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Daylight Time on August 2, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Daylight Time on August 2, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19280-P86433

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALBERTSONS COMPANIES, INC.

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Vivek Sankaran	☐	☐	☐
1b. James Donald	☐	☐	☐
1c. Chan Galbato	☐	☐	☐
1d. Sharon Allen	☐	☐	☐
1e. Kim Fennebresque	☐	☐	☐
1f. Allen Gibson	☐	☐	☐
1g. Alan Schumacher	☐	☐	☐
1h. Brian Kevin Turner	☐	☐	☐
1i. Mary Elizabeth West	☐	☐	☐
1j. Scott Wille	☐	☐	☐

The board of directors recommends a vote "FOR" the following proposals:	**For**	**Against**	**Abstain**
2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 24, 2024.	☐	☐	☐
3. Hold the annual, non-binding, advisory vote on our executive compensation program.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V19281-P86433

ALBERTSONS COMPANIES, INC.
Annual Meeting of Stockholders
August 3, 2023 at 2:30 PM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vivek Sankaran and Sharon McCollam or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of ALBERTSONS COMPANIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:30 PM, Mountain Daylight Time on August 3, 2023, via live webcast at www.virtualshareholdermeeting.com/ACI2023, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations.

Continued and to be signed on reverse side